================================================================================





                                CREDIT AGREEMENT

                                  by and among

                              MERITAGE CORPORATION

                             The Banks Named Herein


                                       and


                             CALIFORNIA BANK & TRUST

                             as Administrative Agent
                                       and
                                 as Issuing Bank







                                   Dated as of

                               September 17, 1999






================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS .................................................................    1

ARTICLE 1.  DEFINITION OF TERMS ...........................................   2
1.1         Definitions ...................................................   2
1.2         Terms Generally ...............................................  16

ARTICLE 2.  THE RLC .......................................................  17
2.1         RLC Commitment ................................................  17
2.2         Revolving Line ................................................  17
2.3         RLC Notes .....................................................  17
2.4         RLC ...........................................................  18
2.5         Excess Balance Repayment ......................................  20
2.6         Reduction of RLC Commitment ...................................  20
2.7         Conditions ....................................................  20
2.8         Other RLC Advances ............................................  20
2.9         Assignment ....................................................  21
2.10        Issuance of Letters of Credit .................................  21
2.11        Issuance Procedure for Letters of Credit ......................  22
2.12        Letter of Credit Fees and Costs ...............................  22
2.13        Disbursements .................................................  22
2.14        Reimbursement Obligations of Borrower .........................  22
2.15        Nature of Reimbursement Obligations ...........................  23
2.16        Banks Obligation ..............................................  23
2.17        Certain Requirements as to Letters of Credit ..................  24
2.18        Risk Participations, Drawings, and Reimbursements .............  24
2.19        Repayment of Participations ...................................  26
2.20        Role of the Issuing Bank ......................................  27

ARTICLE 3.  PAYMENTS, FEES AND EURODOLLAR PROVISIONS ......................  28
3.1         Payments ......................................................  28
3.2         Fees ..........................................................  28
3.3         Computations ..................................................  29
3.4         Maintenance of Accounts .......................................  29
3.5         Certain Contingencies .........................................  29
3.6         Increased Capital Requirements ................................  29
3.7         Prepayment ....................................................  30

ARTICLE 4.  EXTENSION .....................................................  31
4.1         Extension of the RLC Maturity Date ............................  31

ARTICLE 5.  CONDITIONS PRECEDENT ..........................................  32
5.1         Closing .......................................................  32
5.2         No Event of Default; No Material Adverse Change ...............  33
5.3         Representations and Warranties ................................  34

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES ................................  35
6.1         Organization and Good Standing ................................  35
6.2         Authorization and Power .......................................  35
6.3         No Conflicts or Consents ......................................  35
6.4         Enforceable Obligations .......................................  35
6.5         Financial Condition ...........................................  35
6.6         Full Disclosure ...............................................  36
6.7         No Default ....................................................  36
6.8         Significant Debt Agreements ...................................  36
6.9         No Litigation .................................................  36
6.10        Taxes .........................................................  36
6.11        ERISA .........................................................  36
6.12        Compliance with Law ...........................................  36
6.13        Survival of Representations, Etc. .............................  36
6.14        Recitals ......................................................  37
6.15        No Stock Purchase .............................................  37
6.16        Solvent .......................................................  37
6.17        Advances ......................................................  37
6.18        Year 2000 Compliance ..........................................  37
6.19        Investment Company Act ........................................  38
6.20        Public Utility Holding Company Act ............................  38
6.21        Title to Properties: Possession ...............................  38
6.22        Environmental and Safety Matters ..............................  38
6.23        Subsidiaries ..................................................  38
6.24        Indebtedness - Borrower .......................................  38
6.25        Indebtedness - Subsidiaries ...................................  38

ARTICLE 7.  AFFIRMATIVE COVENANTS .........................................  39
7.1         Financial Statements, Reports and Documents ...................  39
7.2         Payment of Taxes and Other Indebtedness .......................  40
7.3         Maintenance of Existence and Rights; Conduct of Business ......  41
7.4         Notice of Default and Non-Compliance ..........................  41
7.5         Other Notices .................................................  41
7.6         Compliance with Credit Documents ..............................  41
7.7         Compliance with Significant Debt Agreements ...................  41
7.8         Operations and Properties .....................................  41
7.9         Books and Records; Access .....................................  41
7.10        Compliance with Law ...........................................  42
7.11        Authorizations and Approvals ..................................  42
7.12        ERISA Compliance ..............................................  42
7.13        Further Assurances ............................................  42
7.14        News Releases .................................................  42
7.15        Insurance .....................................................  42
7.16        Change in Control or Management ...............................  43
7.17        Environmental Investigation ...................................  43
7.18        Inventory Inspection ..........................................  43
7.19        Year 2000 Compliance ..........................................  44

ARTICLE 8.  NEGATIVE COVENANTS ............................................  46
8.1         No Unsecured Debt -- Borrower .................................  46
8.2         No Indebtedness -- Guarantors .................................  46
8.3         Liens .........................................................  47
8.4         Mergers, Consolidations, Transfers of Assets ..................  47
8.5         Amendments to Organizational Documents ........................  47
8.6         Margin Stock ..................................................  47
8.7         Fiscal Year ...................................................  47
8.8         Investments ...................................................  47
8.9         Subordinated Debt Payments ....................................  47
8.10        Financial Covenants ...........................................  48

ARTICLE 9.  EVENTS OF DEFAULT .............................................  49
9.1         Events of Default .............................................  49
9.2         Remedies Upon Event of Default ................................  51
9.3         Performance by the Banks ......................................  53
9.4         Nature of the Obligations of Borrower .........................  53

ARTICLE 9A  BANKS; ADMINISTRATIVE AGENT; ISSUING BANK .....................  54
9A.1        Appointment ...................................................  54
9A.2        Liability .....................................................  54
9A.3        Action by Administrative Agent ................................  55
9A.4        Resignation ...................................................  56
9A.5        Agent as Bank .................................................  56
9A.6        Ownership and Possession of Credit Documents ..................  57
9A.7        Indemnification of Administrative Agent .......................  57
9A.8        Independent Credit Analysis ...................................  57
9A.9        Process for Obtaining Approval of the Banks ...................  58
9A.10       Communications to the Banks ...................................  58
9A.11       Relationship with the Borrower ................................  59
9A.12       Payments to or by the Banks ...................................  59
9A.13       Application of Payments .......................................  60
9A.14       Defaulting Banks ..............................................  60
9A.15       Purchase of Defaulting Bank's Interest After Default ..........  62
9A.16       Purchase Price and Payment for Defaulting Bank's Interest .....  62
9A.17       Issuing Bank ..................................................  62

ARTICLE 10. MISCELLANEOUS .................................................  63
10.1        Successors and Assigns ........................................  63
10.2        Waiver ........................................................  66
10.3        Payment of Expenses; Indemnity ................................  66
10.4        Notices .......................................................  67
10.5        Governing Law .................................................  67
10.6        Invalid Provisions ............................................  68
10.7        Binding Effect ................................................  68
10.8        Entirety ......................................................  68
10.10       Time of the Essence ...........................................  68
10.11       Good Faith Standard ...........................................  68
10.12       Headings ......................................................  68
10.13       Survival ......................................................  69
10.14       No Third Party Beneficiary ....................................  69
10.15       Schedules and Exhibits Incorporated ...........................  69
10.16       Setoff ........................................................  69
10.17       JURY WAIVER ...................................................  69
10.18       Counterparts ..................................................  70


SCHEDULES:

Schedule 2.1 - Commitments of the Banks

Schedule 6.23 - Subsidiaries

Schedule 6.24 - Existing Indebtedness - Borrower

Schedule 6.25 - Existing Indebtedness - Subsidiaries


EXHIBITS:

Exhibit "A-1" - Form of Compliance Certificate per Section 7.1(c)

Exhibit "A-2" - Form of Quarterly Inventory Report per Section 7.1(g)

Exhibit "B-1" - Form of RLC Borrowing Base Inventory Report per Section 7.1(f)

Exhibit "B-2" - Form of RLC Borrowing Base Compliance Certificate per
  Section 7.1(f)

Exhibit "C" - Form of RLC Note per Section 2.3

Exhibit "D" - Form of Subdivision Admission Certificate

Exhibit "E" - Form of Continuing Guarantee

Exhibit "F" - Form of Assignment and Acceptance

Exhibit "G" - Administrative Details Reply Form

                                CREDIT AGREEMENT

     BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of the 17th day of September, 1999 by and between MERITAGE CORPORATION, a Maryland corporation (the "Borrower"), the banks and financial institutions that are parties to this Credit Agreement from time to time (the "Banks"), and CALIFORNIA BANK & TRUST, a California banking corporation, as administrative agent for the Banks (in such capacity, together with any successor agent appointed hereunder, the "Administrative Agent") and as Issuing Bank (as hereinafter defined), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

     A. Borrower has requested that the Banks establish a revolving line of credit (the "RLC") in the principal amount of $15,000,000.00 to provide working capital financing.

     B. The Banks have agreed to do so upon the terms, conditions and provisions set forth herein.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE 1.

                               DEFINITION OF TERMS

     1.1 DEFINITIONS. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section hereof referred to below:

     "ADMINISTRATIVE AGENT": See the Preamble hereto.

     "ADMINISTRATIVE DETAILS REPLY FORM" means an Administrative Details Reply Form substantially in the form of Exhibit "G".

     "ADVANCE" means an RLC Advance.

     "AFFILIATE" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "ASSIGNMENT   AND   ACCEPTANCE"   means  an   Assignment   and   Acceptance
substantially in the form of Exhibit "F", entered into by a Bank and an assignee.

     "AUTHORIZED OFFICER" means one or more officers of the Borrower duly authorized (and so certified to the Banks by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to the Banks in the exercise of the Banks' reasonable discretion), acting alone, to request Advances under the provisions of this Credit Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

     "BANKS": See the Preamble hereto.

     "BORROWER": See the Preamble hereto.

     "BUSINESS DAY" means each day of the year, other than Saturdays, Sundays, Holidays and days on which banking institutions are generally authorized or obligated by law or executive order to close in California.

     "CB&T" means CALIFORNIA BANK & TRUST, a California banking corporation.

     "CHANGE IN CONTROL" means the occurrence or existence of either of the following events or conditions without the prior written consent of the Banks, if different than the state of affairs as of the Closing Date:

          (a) the acquisition by any Person or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Credit Agreement) of securities of Borrower having more than 50% of the ordinary voting power for the election of directors; or

          (b) the acquisition by any Person or two or more Persons acting in concert of Control of Borrower.

     "CHIEF FINANCIAL OFFICER" means the chief financial officer of Borrower.

     "CLOSING DATE" means September 17, 1999.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CO-LENDER AGREEMENT" means collectively one or more Co-Lender Agreements, if any, hereafter entered into among the Administrative Agent, the Issuing Bank and the Banks with respect to this Credit Agreement and all amendments, modifications, supplements, and restatements thereof as entered into between the Administrative Agent and the Banks from time to time. As of the date hereof, there is no Co-Lender Agreement. With the agreement of Borrower, the Administrative Agent and the Banks may elect to amend this Credit Agreement in lieu of entering into a Co-Lender Agreement, in which case references to the Co-Lender Agreement shall also be amended to refer to the applicable provisions of this Credit Agreement.

     "COLLATERAL"  means RLC Borrowing  Base  Inventory for which Borrower shall
have  completed  the  Collateral   Requirements  to  the   satisfaction  of  the
Administrative Agent and the Banks.

     "COLLATERAL REQUIREMENTS" means:

          (i) the delivery and recording of a deed of trust, assignment of rents, security agreement and fixture filing, executed by the applicable Obligor.

          (ii) the delivery and filing of UCC-1 Financing Statements, executed by the applicable Obligor.

          (iii) the delivery of an environmental indemnity agreement, executed by Borrower and all Guarantors.

          (iv) Either a current survey of the Collateral by a licensed surveyor acceptable to the Banks or a recorded plat map (final or preliminary), describing the boundaries of the Collateral and showing all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any title company requirements. All surveys shall be certified to the Administrative Agent for the Banks and the title company issuing the Title Policy.

          (v) An ALTA extended coverage mortgagee's title insurance policy [ALTA Loan Policy - 1970 (Rev. 10-17-70)] or similar policy acceptable to the Banks (the "Title Policy"), with such endorsements as the Banks may require, issued by a title insurance company satisfactory to the Banks insuring the lien of the applicable deed of trust to be a first and prior lien upon the Collateral as security for all Advances pursuant to the terms of this Credit Agreement, subject only to such exceptions as the Banks may expressly approve in writing.

     "COMMITMENT" means the RLC Commitment.

     "COMPLIANCE CERTIFICATE": See Section 7.1.(c) hereof.

     "CONSOLIDATED INDEBTEDNESS" means the sum of all Indebtedness of Borrower, determined on a consolidated basis in accordance with GAAP, including without limitation, if not otherwise included, Subordinated Debt, current amounts due under development agreements and other funding obligations, and the stated amount of any outstanding letters of credit.

     "CONSOLIDATED INTANGIBLE ASSETS" means Borrower's intangible assets as determined on a consolidated basis in accordance with GAAP, including without limitation goodwill and trademarks, but excluding any Tax Asset.

     "CONSOLIDATED INTEREST INCURRED" means the sum of all interest paid or accrued by Borrower, including without limitation, that on Subordinated Debt, whether expensed or capitalized, for the prior four fiscal quarters, determined on a consolidated basis.

     "CONSOLIDATED   TANGIBLE   NET   WORTH"   means   Borrower's   consolidated
stockholders equity as determined on a consolidated basis in accordance with GAAP less its Consolidated Intangible Assets.

     "CONSOLIDATED TANGIBLE NET WORTH REQUIREMENT" means the greater of (a) $45,000,000.00 or (b) the sum of (i) ninety percent (90.0%) of the Consolidated Tangible Net Worth of Borrower as of March 31, 1999, (ii) ninety percent (90.0%) of any new stated capital or paid in capital acquired by Borrower during such fiscal period, and (iii) fifty percent (50.0%) of the Net Profit of Borrower for each fiscal year, commencing with that ending December 31, 1999, without giving effect to any losses reported for any such fiscal year.

     "CONTROL" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "CONTROLLED GROUP" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

     "CREDIT AGREEMENT": See the Preamble hereto.

     "CREDIT DOCUMENTS" means this Credit Agreement, the Notes (including any renewals, extensions, restatements and refundings thereof), any Guaranties and any written agreements, certificates or documents (and with respect to this Credit Agreement, the Notes and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

     "DEFAULT RATE" means an interest rate per annum equal to three percent (3.0%) above the rate that would otherwise be payable under the terms of the Notes.

     "DISBURSEMENT": See Section 2.13 hereof.

     "DISBURSEMENT DATE": See Section 2.13 hereof.

     "DOLLARS" and the sign "$" mean lawful currency of the United States of America.

     "EBITDA" means Net Profit Before Tax, plus the sum of all interest expense and capitalized interest expensed in cost of sales, depreciation and amortization deducted in computing such Net Profit Before Tax, for the prior four quarters, determined on a consolidated basis.

     "ENTITLED DEVELOPING LAND" means land:

          (a) that is zoned for the development of single family residences,

          (b) whose final or preliminary plat has been fully approved by the applicable municipality,

          (c) that is in a Qualified Subdivision,

          (d) that is under development, and

          (e) that does not qualify as a Finished Lot.

     "ENTITLED LAND" means land:

          (a) that is zoned for the development of single family residences,

          (b) whose final or preliminary plat has been fully approved by the applicable municipality,

          (c) that is in a Qualified Subdivision, and

          (d) that does not qualify as a Finished Lot or as Entitled Developing Land.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

     "EVENT OF DEFAULT": See Section 9.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXTENSION FEE" means $15,000.00.

     "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)." If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate." If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "FINANCIAL COVENANTS": See Section 8.10 hereof.

     "FINISHED LOT" means land that has been subdivided and developed.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of the sum of the EBITDA of Borrower and its rental and operating lease expenses to its Fixed Charges, for its prior four fiscal quarters, determined on a consolidated basis.

     "FIXED CHARGES" means the sum of the Consolidated Interest Incurred, rental and operating lease expenses, principal amortization payments and distributions by Borrower to its preferred shareholders, including dividends and distributions, but excluding any principal payments at the maturity of any loan and any principal amortization payments on the Senior Notes.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial

Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations S-X and S-K, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

     "GUARANTIES," each a Guaranty, means a Continuing Guarantee substantially in the form attached hereto as Exhibit "E".

     "GUARANTOR" means a Subsidiary of Borrower which has executed and delivered a Guaranty to the Administrative Agent.

     "HILTON" means Steven J. Hilton.

     "HONOR DATE" has the meaning specified in Section 2.18(b) hereof.

     "INDEBTEDNESS" means, with respect to any Person, all of its monetary liabilities and any other liabilities required to be reported pursuant to GAAP, including without limitation each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money,
(b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, or for which the sales agreement provides that, in the event the purchase is not consummated, liquidated damages in excess of twenty percent (20.0%) of the purchase price are to be paid to the seller, (e) guarantees of Indebtedness of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes), but excluding any trades accounts payables of less than sixty (60) days, any accruals incurred in the ordinary course of business and any off-site bonds provided by a surety and any guaranties related thereto.

     "INSOLVENCY PROCEEDING" means any proceeding undertaken under the Debtor Relief Laws.

     "INTEREST COVERAGE RATIO" means the ratio of the EBITDA of Borrower to its Consolidated Interest Incurred, for its prior four fiscal quarters, determined on a consolidated basis.

     "INVENTORY" means all real property fully owned by Borrower and all real property fully owned by its Subsidiaries which are Guarantors.

     "INVENTORY  INSPECTION"  means the inspection  performed in accordance with
Section 7.18 hereof.

     "ISSUANCE DATE" means the date on which a Letter of Credit is delivered to the beneficiary thereof.

     "ISSUANCE REQUEST" means a request for a Letter of Credit duly executed by Borrower in a form satisfactory to the Issuing Bank.

     "ISSUE" means, with respect to any Letter of Credit, to issue or, by amendment or otherwise, to extend the expiry of, or to renew or increase or decrease the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

     "ISSUING BANK" means CB&T in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor or replacement Letter of Credit issuer arising under this Credit Agreement.

     "LANDON" means John R. Landon.

     "LC BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Variable Rate Advance.

     "LC OBLIGATIONS" means at any time the sum of (a) the Outstanding LC Balance under the RLC, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding LC Borrowings.

     "LETTER OF CREDIT" means a letter of credit, either as a standby financial or a performance letter of credit, issued by the Issuing Bank for the account of Borrower pursuant to Article 2 hereof.

     "LETTER OF CREDIT FEE" means a fee to be determined by the Issuing Bank.

     "LEVERAGE RATIO" means the ratio of (i) the Consolidated Indebtedness of Borrower to (ii) its Consolidated Tangible Net Worth.

     "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

     "LOANS" means the RLC.

     "LOAN FEES" means the fees described in Section 3.2 hereof.

     "MAJORITY BANKS" means, at any time, Banks having Pro Rata Shares representing at least 51% of the aggregate Commitment.

     "MATERIAL ADVERSE EFFECT" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

     "MATURITY DATE" means the RLC Maturity Date.

     "MAXIMUM LC COMMITMENT" means $0.

     "MODEL  HOME"  means  a  Unit  constructed   initially  for  inspection  by
prospective   purchasers   that  is  not  intended  to  be  sold  until  all  or
substantially all other Units in the Subdivision are sold.

     "MORTGAGE LIENS" means a Lien on real property for the benefit of a lender to secure a monetary obligation owed to said lender.

     "NET PROFIT" means for any period the post-income tax net income of Borrower for such period in accordance with GAAP, determined on a consolidated basis.

     "NET PROFIT BEFORE TAX" means for any period the  pre-income tax net income
of  Borrower  for  such  period  in  accordance  with  GAAP,   determined  on  a
consolidated basis.

     "NET UNIT SALES" means the number of Units sold by Borrower pursuant to signed purchase contracts on a consolidated basis during a fiscal quarter, less any cancellations during such period of any purchase contract signed either in said period or in prior periods.

     "NON-RECOURSE DEBT" means Indebtedness that is non-recourse to Borrower or any Guarantor.

     "NONENTITLED LAND" means land that does not qualify as a Finished Lot, as Entitled Land or as Entitled Developing Land.

     "NOTE" means an RLC Note.

     "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities of Borrower to the Banks, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

     "OBLIGOR" means an owner of RLC Borrowing Base Inventory.

     "OUTSTANDING LC BALANCE" in effect at any time means the maximum aggregate amount available to be drawn at such time under all outstanding Letters of Credit, the determination of such maximum amount to assume compliance with all conditions for a Disbursement.

     "OUTSTANDING PERIOD": See Section 2.12(a) hereof.

     "PAYMENT DATE" means as to interest the first day of each calendar month after the Closing Date, provided, however, that at Lender's option, the first Payment Date may be the first day of the second calendar month after the Closing Date.

     "PAYMENT OFFICE" means Central Note Department, 9775 Clairemont Mesa Boulevard, San Diego, California 92124.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "PERMITTED LIENS" means Liens which consist of the following:

          (a) Liens for taxes, assessments or governmental and special district charges not yet due and payable;

          (b) Liens to which the Banks shall consent in writing, in their sole and absolute discretion;

          (c) lot premiums payable to the seller of any land; and

          (d) performance deeds of trust and other Liens payable to the seller of any land.

     "PERSON"  includes  an  individual,  a  corporation,  a  joint  venture,  a
partnership,   a  trust,  a  limited   liability   company,   an  unincorporated
organization or a government or any agency or political subdivision thereof.

     "PLAN" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

     "PRESOLD HOME" means a Unit (i) for which a bona fide, non-contingent purchase contract has been signed or (ii) for which a contingent contract has been signed within the past sixty (60) days, in either case for which an earnest money deposit has been made in an amount not less than two percent (2.0%) of the deposit.

     "PRO RATA SHARE" with respect to any individual Bank, or Pro Rata Shares with respect to all of the Banks, as the case may be, means the applicable percentage or percentages of the Commitment assigned to each of the Banks as set forth on Schedule 2.1 hereto or in the Co-Lender Agreement, as applicable.

     "QUALIFIED INVENTORY" means Inventory that:

          (a) Is located in a Qualified State;

          (b) Is located in a Qualified Subdivision;

          (c) Is owned by Borrower or a Guarantor, and is free of any Liens.

          (e) Is free of any Mortgage Liens.

     "QUALIFIED STATES" means Arizona, California and Texas.

     "QUALIFIED SUBDIVISION" means a Subdivision for which the Administrative Agent has received a fully executed Subdivision Admission Certificate substantially in the form of Exhibit "D" attached hereto, signed by an Authorized Officer, certifying that it has completed its due diligence and that the Obligor has the following items:

          (i) A Qualified Title Policy together with evidence that fee simple title to the Subdivision is held by the Obligor or in a subdivision trust for the benefit of Obligor insured by the Qualified Title Policy, subject only to commercially acceptable exceptions.

          (ii) A Phase I Environmental report requiring no further environmental investigation, or a completed environmental questionnaire that concludes that environmental contamination is not probable.

          (iii)  A  commercially   acceptable  soils  and  engineering   report,
     indicating   that  the  soil  is  capable  of   supporting   the  purported
     development.

     "QUALIFIED TITLE POLICY" means an ALTA owner's title insurance policy, subject only to commercially acceptable exceptions from an insurance company reasonably acceptable to the Banks.

     "REFERENCE RATE" means the interest rate per annum designated by California Bank & Trust, a California banking corporation, or its successors, as its "prime rate" as publicly announced by that bank from time to time as a means of pricing credit extensions to some customers and is neither tied to any extended interest rate or index nor necessarily the lowest rate of interest charged by that bank at any given time for any particular class of customer or credit extension.

     "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "REGULATORY CHANGE" means any change effective after the date of this Credit Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including the Banks, of or under any United States federal, state, or foreign law, regulation or rule
(whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "REPORTABLE EVENT" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

     "REQUIRED BANKS" means, at any time, Banks having Pro Rata Shares representing at least 66 2/3% of the aggregate Commitment.

      "RLC":  See Recital A hereto.

     "RLC ADVANCE" means a disbursement of the proceeds of the RLC.

     "RLC BALANCE" means the sum of (i) with respect to the RLC on any date, the aggregate outstanding principal amount thereof, after giving effect to any borrowings and prepayments or repayments of RLC Advances occurring on such date; plus (ii) with respect to any outstanding LC Obligations on any date, the aggregate amount of such LC Obligations on such date, after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including changes occurring as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "RLC BORROWING AVAILABILITY" means (i) an amount equal to the lesser of the RLC Commitment or the RLC Borrowing Base as calculated each month, less (ii) an amount equal to the sum of the RLC Balance, Senior Unsecured Debt (other than the Senior Notes) and Subordinated Debt to the extent it exceeds in the aggregate $20,000,000.00.

     "RLC BORROWING BASE" means the Dollar sum of the value of the following Inventory (the "RLC Borrowing Base Inventory") as calculated each month on the RLC Borrowing Base Inventory Report:

          A. Entitled Land that has been owned for more than ninety (90) days, but less than twelve (12) months, valued at thirty percent (30.0%) of its costs determined on the basis of GAAP.

          B. Entitled Land that has been owned for ninety (90) days or less valued at sixty percent (60.0%) of its costs determined on the basis of GAAP.

          C. Entitled Developing Land valued at sixty percent (60.0%) of its costs determined on the basis of GAAP.

          D. Finished Lots valued at sixty percent (60.0%) of their costs determined on the basis of GAAP.

          E. Pre-Sold Homes valued at ninety percent (90.0%) of its costs determined on the basis of GAAP.

          F. Model Homes valued at eighty percent (80.0%) of their costs determined on the basis of GAAP.

          G. Spec Homes valued at the following percent of their costs determined on the basis of GAAP:

               (i) During construction and until twelve (12) months after completion of construction, 80.0%.

               (ii) After twelve (12) months after its completion, but until eighteen (18) months after its completion, 70.0%.

               (iii) After eighteen (18) months after its completion, but until twenty-four (24) months after its completion, 50.0%.

               (iv) After twenty-four (24) months after its completion, 0.0%.

subject to the following conditions:

          (a) All property included in the RLC Borrowing Base Inventory must be Qualified Inventory.

          (b) There may not be more than $8,000,000 of Entitled Developing Land costs determined on the basis of GAAP per Subdivision.

          (c) Not more than six (6) Model Homes located in any single Subdivision of a single product type may be included in the RLC Borrowing Base Inventory.

          (d) The aggregate value of Spec Homes in the RLC Borrowing Base Inventory may not exceed the lesser of $20,000,000 or thirty percent (30.0%) of the sale value of the average backlog at the end of the prior four quarters.

          (e) Not more than  fifteen  (15) Spec Homes in  California  and twelve
     (12) elsewhere located in any single Subdivision of a single product type may be included in the RLC Borrowing Base Inventory.

     "RLC BORROWING BASE COMPLIANCE CERTIFICATE": See Section 7.1(f) hereof.

     "RLC BORROWING BASE INVENTORY": See the definition of RLC Borrowing Base.

     "RLC BORROWING BASE INVENTORY REPORT": See Section 7.1(f) hereof.

     "RLC COMMITMENT" means FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00).

     "RLC COMMITMENT FEE": See Section 3.2(a) hereof.

     "RLC MATURITY DATE" means December 17, 1999,  unless  extended  pursuant to
Section 4.1.

     "RLC NOTE" means a Revolving Promissory Note of even date herewith substantially in the form attached hereto as Exhibit "C", in the amount of a Bank's Pro Rata Share of the RLC Commitment, executed by Borrower and delivered to a Bank pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications, restatements or replacements thereof.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR NOTES" means those $15,000,000 9.10% Senior Notes due September 1, 2005 issued by Borrower pursuant to its Note Agreement dated as of September 1, 1998.

     "SENIOR UNSECURED DEBT" means Indebtedness of Borrower whose payment is not subordinated in writing to the payment of the Obligations to the satisfaction of the Banks and which is not secured by a Lien on any property of Borrower, other than the Senior Notes.

     "SIGNIFICANT   DEBT  AGREEMENT"   means  all  documents,   instruments  and
agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $1,000,000 in outstanding principal (or principal equivalent) amount, excluding any Indebtedness that is Non-Recourse Debt.

     "SPEC HOME" means a Unit immediately available for sale, but for which a purchase contract reasonably satisfactory to the Administrative Agent has not been signed.

     "STATED AMOUNT" of a Letter of Credit means the stated amount as stated in the Letter of Credit.

     "STATED EXPIRY DATE" of a Letter of Credit means the Stated Expiry Date as stated in the Letter of Credit.

     "SUBDIVISION" means a group of Finished Lots being sold or to be sold from a single complex of Model Homes of a single product type.

     "SUBORDINATED DEBT" means Unsecured Debt of Borrower whose payment is subordinated in writing to the payment of the Loans and the other obligations of Borrower under this Credit Agreement, to the satisfaction of the Banks.

     "SUBSIDIARIES" means all business associations the majority of whose equity interests is owned by Borrower or that are controlled by Borrower.

     "TAX ASSET" means prior losses incurred that are carried forward for a net reduction in tax liability.

     "UNIT" means a single family residence.

     "UNSECURED DEBT" means Indebtedness of a Person which is not secured by a Lien on any of its property.

     "VARIABLE RATE" means the rate per annum equal to the Reference Rate per annum as in effect from time to time. The Variable Rate will change on each day that the "Reference Rate" changes.

     "VARIABLE RATE ADVANCE" means an Advance that bears, or is requested to bear, interest at the Variable Rate.

     "VARIABLE RATE RLC ADVANCE" means an RLC Advance that bears or that is requested to bear interest at the Variable Rate.

     1.2 TERMS GENERALLY.

          (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

          (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

          (c) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

          (d) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE 2.

                                     THE RLC

     2.1 RLC COMMITMENT. Each Bank agrees, severally but not jointly, to loan to or for the benefit of Borrower, and Borrower shall be entitled to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, an amount that shall not exceed that Bank's Pro Rata Share of the RLC Commitment.

     2.2 REVOLVING LINE.

          (a) Subject to the terms and conditions set forth in this Credit Agreement, each Bank shall provide to Borrower a revolving line of credit (each, a "RLC"), against which a Bank shall fund its Pro Rata Share of each RLC Advance to be made to Borrower, repaid by Borrower, and readvanced to Borrower, as Borrower may request, and the Issuing Bank shall issue such Letters of Credit as Borrower shall request, which may be terminated or repaid by Borrower and reissued, provided that (i) there is no Event of Default under any provision of this Credit Agreement, (ii) no RLC Advance shall be made or Letter of Credit issued that would exceed the RLC Borrowing Availability, (iii) no Bank shall be obligated under any circumstances to fund an RLC Advance in excess of that Bank's Pro Rata Share of the requested RLC Advance, (iv) the aggregate amount of a Bank's funding of the RLC Balance at any one time outstanding shall not exceed its Pro Rata Share of the RLC Commitment, and (v) no Letter of Credit shall be issued with a Stated Expiry Date later than the RLC Maturity Date. The Banks shall not be obligated to fund their Pro Rata Share of any RLC Advance if, after giving effect thereto, any of the foregoing limitations would be exceeded.

          (b) The failure of any Bank to fund its Pro Rata Share of an RLC Advance in accordance with its Pro Rata Share of the RLC Commitment shall not relieve any other Bank of its several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder.

          (c) RLC Advances may be made for the purpose of providing working capital financing.

     2.3 RLC NOTES. The RLC of each Bank shall be evidenced by an RLC Note and shall bear interest and be payable to the order of such Bank upon the terms and conditions contained therein. The aggregate amount funded by a Bank under its RLC Note less all repayments of principal thereof shall be the principal amount owing and unpaid on its RLC Note and its RLC. The principal amount funded by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its RLC Note and shall be entered by the Bank on its ledgers and computer records; provided that the failure of the Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its RLC Note. The entries made in the ordinary course of business by a Bank on its ledgers and computer records and any notations made in the ordinary course of business by a Bank on any such schedule annexed to its RLC Note shall be presumed to be accurate until the contrary is established. If requested, Borrower shall confirm in writing to the Administrative Agent each RLC Advance.

     2.4 RLC. The RLC shall bear interest and be payable to the Banks upon the terms and conditions contained therein, which include the following provisions:

          (a) Interest shall accrue:

               (i) On the unpaid principal of each RLC Advance at the Variable Rate.

               (ii) [Intentionally left blank.]

          (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on each Payment Date.

          (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

          (d) Each request for an RLC Advance shall, in addition to complying with the other requirements in this Credit Agreement, (i) specify the date and amount of the requested RLC Advance, (ii) be delivered to the Administrative Agent before 9:00 a.m. (San Diego, California local time) at least one Business Day prior to the date of the requested RLC Advance and
     (iii) be in a minimum amount of $250,000.00. No more than one RLC Advance per Bank shall be made in any single week.

          (e) After receiving a request for an RLC Advance in the manner provided herein, the Administrative Agent shall promptly, before 11:30 a.m. (San Diego, California local time) on the date an RLC Advance is requested, notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such request and such Bank's Pro Rata Share of the requested RLC Advance. Each Bank shall, before 1:00 p.m. (San Diego, California local time) on the date an RLC Advance is to be made as specified in a request for an RLC Advance, deposit with the
     Administrative Agent such Bank's Pro Rata Share of the requested RLC Advance in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Administrative Agent of such funds, the Administrative Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Administrative Agent. The failure of any Bank to fund its Pro Rata Share of any RLC Advance required of it hereunder shall not relieve any other Bank of its obligation to fund its Pro Rata Share of any RLC Advance hereunder. If any Bank fails to fund its Pro Rata Share of the requested RLC Advance and if all conditions to such RLC Advance have apparently been satisfied, the Administrative Agent will make available to Borrower the funds received by it from the other Banks. Neither the Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

          Unless the Administrative Agent shall have received notice from a Bank prior to the date of any RLC Advance that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the requested RLC Advance, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such RLC Advance in accordance with this Section and the Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the requested RLC Advance available to the Administrative Agent (the "Principal Shortfall Amount"), Borrower agrees to repay the Principal Shortfall Amount to the Administrative Agent forthwith on demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at the rate per annum equal to the rate otherwise applicable to the RLC Advance in question.

          (f) [Intentionally left blank.]

          (g) [Intentionally left blank.]

          (h) Each request for an RLC Advance shall be irrevocable and binding on Borrower once the request is received by the Administrative Agent and the Administrative Agent notifies the Banks of the request. Prior to the Administrative Agent's notice of the request to the Banks, Borrower may revoke the request. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date specified for an RLC Advance in any request for an RLC Advance, the conditions to such RLC Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such RLC Advance when such RLC Advance, as a result of such failure, is not made on the date so specified.

          (i) [Intentionally left blank.]

          (j) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the RLC Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          (k) Upon an Event of Default, including failure to pay upon final maturity, the Banks, at their option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate to the Default Rate, and/or (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein (including any increased rate). The interest rate shall not exceed the maximum rate permitted by applicable law.

     2.5 EXCESS BALANCE REPAYMENT. In the event that the RLC Borrowing Base Availability has a negative balance at the end of any month, there shall be due and payable from Borrower to the Banks, and Borrower shall immediately repay to the Banks, without notice or demand, from time to time, an amount equal to the lesser of the negative balance of the RLC Borrowing Base Availability or the RLC Balance.

     2.6 REDUCTION OF RLC COMMITMENT. Borrower shall have the right at any time upon at least seven days' prior written notice to the Administrative Agent to reduce the aggregate amount of the RLC Commitment; PROVIDED, that the amount of each such reduction shall be in a minimum aggregate amount of $1,000,000.00 and an integral aggregate multiple of $100,000.00 in excess thereof and that no such reduction shall reduce (i) the amount of the RLC Commitment to less than the RLC Balance, or (ii) the amount of a Bank's Pro Rata Share of the RLC Commitment to less than the amount of the RLC Balance funded by such Bank. Any reduction in the aggregate amount of the RLC Commitment shall reduce each Bank's share of the RLC Commitment by its Pro Rata Share of the aggregate amount of such reduction. The Administrative Agent shall promptly notify each Bank of any such notice of reduction received from the Borrower. Any reduction in the RLC Commitment may not be reinstated without the mutual prior consent of the Borrower and the Banks.

     2.7 CONDITIONS. The Banks shall have no obligation to fund their Pro Rata Shares of any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, the Banks in their sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and the Banks, at any time, in their sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

     2.8 OTHER RLC ADVANCES. The Administrative Agent, at the direction of the Banks, after giving written notice to Borrower, after the occurrence of an Event of Default and during the continuation thereof, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against Borrower's property, other than Permitted Liens,
(ii) interest accrued and payable upon the RLC, (iii) any indebtedness, charges and expenses that are the obligation of Borrower under this Credit Agreement, and (iv) any charges or matters necessary to cure any Event of Default.

     2.9 ASSIGNMENT. Borrower shall have no right to any RLC Advance other than to have the same disbursed by the Administrative Agent in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect the Banks without their written consent; the Administrative Agent, at the direction of the Banks may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

     2.10 ISSUANCE OF LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this Credit Agreement, (i) the Issuing Bank agrees from time to time before the RLC Maturity Date to issue Letters of Credit for the account of the Borrower; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower, subject to the prior approval by each Bank of the provisions of each Letter of Credit. Each reference in this Credit Agreement to the "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall be deemed to include any extension or renewal of a Letter of Credit.

          (b) Each Letter of Credit shall (i) by its terms be issued in a Stated Amount; (ii) have a Stated Expiry Date no later than the RLC Maturity Date;
     (iii) expire or be terminated by the beneficiary thereunder on or before its Stated Expiry Date; (iv) not exceed the RLC Borrowing Base
     Availability; and (v) not cause the Outstanding LC Balance after the issuance of said Letter of Credit to exceed the Maximum LC Commitment.

          (c) In addition to the conditions otherwise specified in this Section, the obligation of the Issuing Bank to issue a Letter of Credit shall be subject to the further condition precedent that the following statements shall be correct, and each application for such Letter of Credit and the issuance of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of the issuance of such Letter of Credit such statements are correct:

               (i) The representations and warranties in Article 6 are correct on and as of the date of the issuance of such Letter of Credit, before and after giving effect to such issuance, as though made on and as of such date;

               (ii) No Event of Default has occurred and is continuing; and

               (iii) The conditions in Section 2.2(a) are satisfied as of the date of issuance of the Letter of Credit, before and after giving effect to such issuance.

     2.11 ISSUANCE PROCEDURE FOR LETTERS OF CREDIT. By delivery to the Issuing Bank of an Issuance Request on or before 9:00 a.m. (San Diego, California time) five (5) Business Days prior to the requested Issuance Date, and the execution of such applications and agreements as the Issuing Bank may reasonably request, Borrower may request the issuance of a Letter of Credit in such form as Borrower may reasonably request. Each Issuance Request shall include the form of the Letter of Credit, the amount and other terms thereof. Subject to the terms and conditions of this Credit Agreement, the Issuing Bank will issue such Letter of Credit on the Issuance Date specified in the Issuance Request submitted in connection therewith. The Issuing Bank and Borrower agree that all Letters of Credit issued pursuant to the terms of this Article shall be subject to the terms and conditions and entitled to the benefits of this Credit Agreement and the other Credit Documents.

     2.12 LETTER OF CREDIT FEES AND COSTS.

          (a) Borrower agrees to pay to the Administrative Agent, for distribution to the Banks pursuant to Section 9A.8 hereof, a non-refundable fee equal to the Letter of Credit Fee per annum on the Stated Amount of each Letter of Credit, computed on a daily basis, from and including the Issuance Date of such Letter of Credit to the Stated Expiry Date (the "Outstanding Period"). The Letter of Credit Fee shall be payable in advance upon the issuance of a Letter of Credit. Upon an Event of Default, the Letter of Credit Fee shall be equal to three hundred basis points (3.0%) above the Letter of Credit Fee.

          (b) Borrower further agrees to pay to the Issuing Bank for its account a charge for all reasonable administrative expenses of the Issuing Bank in connection with the issuance, amendment or modification (if any) and administration of the Letter of Credit upon demand from time to time.

     2.13 DISBURSEMENTS. The Issuing Bank will notify Borrower of the presentment for payment of a Letter of Credit by any beneficiary thereto, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of the Letter of Credit, the Issuing Bank shall make such payment (a "Disbursement") to the beneficiary of the Letter of Credit. Each such Disbursement shall be deemed to be an RLC Advance hereunder.

     2.14  REIMBURSEMENT  OBLIGATIONS OF BORROWER.  Borrower's  obligation under
Section 2.13 to reimburse the Banks with respect to each Disbursement (including interest thereon) in respect of any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against the Banks, the Issuing Bank, the Administrative Agent or the beneficiary thereof, including any defense based upon the occurrence of any Event of Default, any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the Letter of Credit (if, in Issuing Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of the Letter of Credit; PROVIDED, HOWEVER, that nothing herein shall adversely affect the right of Borrower to commence any proceeding against Issuing Bank for any wrongful Disbursement made by Issuing Bank under the Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of Issuing Bank.

     2.15 NATURE OF REIMBURSEMENT OBLIGATIONS. Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Banks nor the Issuing Bank (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit;

          (c) failure of any beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruption or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary of a Letter of Credit in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted the Banks or the Issuing Bank hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Banks or the Issuing Bank in good faith shall be binding upon the Borrower and shall not put the Banks or the Issuing Bank under any resulting liability to Borrower.

     2.16 BANKS OBLIGATION. Nothing herein shall be deemed to relieve any Bank from its obligations to fulfill its Pro Rata Share of the RLC Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     2.17 CERTAIN REQUIREMENTS AS TO LETTERS OF CREDIT. The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any requirement of law applicable to the Issuing Bank or any request or directive (with which it is customary for banks in the relevant jurisdiction to comply whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost, or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 5 is not then satisfied;

               (iii) the Stated Expiry Date of any requested Letter of Credit is not in accord with the requirements of Section 2.10(b), unless all of the Banks have approved such Stated Expiry Date;

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

               (v) such Letter of Credit is to be used for a purpose other than as provided herein or denominated in a currency other than Dollars.

     2.18 RISK PARTICIPATIONS, DRAWINGS, AND REIMBURSEMENTS.

          (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of any drawing, respectively. For purposes of the RLC Commitment, each Issuance of a Letter of Credit shall be deemed to utilize each Bank's Pro Rata Share of the RLC Commitment by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Issuing Bank shall honor any Disbursement request under any Letter of Credit only if (i) such request is delivered to the Issuing Bank by the beneficiary of such Letter of Credit, and (ii) such request is accompanied by the original documents, if any, required by the Letter of Credit for any Disbursement. Except as otherwise provided herein, the Borrower shall reimburse the Issuing Bank prior to 11:00 a.m. (San Diego, California local time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower is required but fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (San Diego, California local time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Bank shall upon any notice pursuant to this Section make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Banks shall (subject to paragraph (d)) each be deemed to have made a Variable Rate RLC Advance to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 3:00 p.m. (San Diego, California local time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period and such amount and interest shall be immediately due and payable to the Administrative Agent; the obligation of such Bank to make such payment to the Administrative Agent shall not be waived by the Administrative Agent without the prior written consent of the Borrower. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section.

          (d) With respect to any unreimbursed drawing, the Borrower shall be deemed to have incurred from the Issuing Bank a Variable Rate RLC Advance in the amount of such drawing.

          (e) Each Bank's obligation in accordance with this Credit Agreement to make a Variable Rate RLC Advance, as contemplated by this Section, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense, or other right which such Bank may have against the Issuing Bank, the Borrower, or any other Person for any reason whatsoever,
     (ii) the occurrence or continuance of a default, an Event of Default, or a Material Adverse Effect, or (iii) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

     2.19 REPAYMENT OF PARTICIPATIONS.

          (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under a Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in such Letter of Credit pursuant to Section 2.18, or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

          (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph (a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     2.20 ROLE OF THE ISSUING BANK.

          (a) Each Bank and Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Administrative Agent-related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or (ii) any action taken or omitted in the absence of gross negligence or willful misconduct.

                                   ARTICLE 3.

                    PAYMENTS, FEES AND EURODOLLAR PROVISIONS

     3.1 PAYMENTS.

          (a) All payments and prepayments by the Borrower of principal of and interest on the Notes and all fees, expenses and any other Obligations payable to the Administrative Agent or the Banks in connection with the Loans shall be nonrefundable and made in Dollars or immediately available funds to the Banks not later than 11:00 a.m. (San Diego, California local time) on the dates called for under this Credit Agreement, at the Payment Office of the Administrative Agent. Funds received after such hour shall be deemed to have been received by the Administrative Agent on the next Business Day. Payment to the Administrative Agent as aforesaid shall be deemed payment to the Banks as well, regardless of whether the Administrative Agent makes the distributions contemplated by the Co-Lender Agreement.

          (b) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to any unpaid collection costs, late charges and other charges, then to accrued, unpaid interest, with any remaining amount to principal; provided, however, upon delinquency or other default, the Banks reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at their discretion.

          (c) Interest shall be due and payable on each Loan on each Payment Date and on the RLC Maturity Date.

          (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

     3.2 FEES.

          (a) RLC COMMITMENT FEE. Borrower agrees to pay the Administrative Agent for distribution to the Banks pursuant to Article 9A a fee (the "RLC Commitment Fee") in an amount equal to $5,000.00 on the Closing Date.

          (b) EXTENSION FEE. Borrower agrees to pay the Administrative agent for distribution to the Banks pursuant to Article 9A the Extension Fee in the event Borrower elects to extend the RLC Maturity Date.

          (c) LETTER OF CREDIT FEE. See Section 2.12(a) hereof.

          (d) OTHER FEES. Borrower agrees to pay such other fees as may be separately agreed to between Borrower, the Administrative Agent, the Issuing Bank and CB&T.

     3.3 COMPUTATIONS. All fees and interest on the Notes shall be computed on the basis of a year of 360-days/year and accrue on a daily basis for the actual number of days elapsed.

     3.4 MAINTENANCE OF ACCOUNTS. The Banks shall maintain, in accordance with their usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Credit Agreement, the entries made in the ordinary course of business in such account or accounts shall be presumptive, absent manifest error, evidence of the existence and amounts of the obligations of the Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the Notes.

     3.5 CERTAIN CONTINGENCIES.

          (a) If the contingency contemplated by Section 3.6 hereof should occur, the Borrower may at any time after receipt of such notice, and as long as the circumstances giving rise to the relevant claim continue, require the Banks to terminate upon not less than thirty days' notice the participation agreement with such Bank, unless such Bank has waived any claim to payment under those provisions.

          (b) If circumstances arise which would (or would upon the giving of notice) entitle a Bank to receive additional payments pursuant to Section
     3.6 hereof, then the Bank shall promptly, upon becoming aware of such circumstances, notify the Borrower and, to the extent that it can legally do so without material prejudice to its own position, the Bank shall take such reasonable steps as may be available to it to mitigate the effects of such circumstances.

     3.6 INCREASED CAPITAL REQUIREMENTS. In the event that, as a result of any Regulatory Change, compliance by any Bank with any applicable law or governmental rule, requirement, regulation, guideline or order (with which it is customary for banks in the relevant jurisdiction to comply whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Bank or any institution controlling the Bank as a consequence of or with reference to the issuance of a Letter of Credit to a level below that which the Bank or such other corporation could have achieved but for such change or compliance (taking into consideration the policies of the Bank or such other corporation with respect to capital), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank will notify the Borrower of any Regulatory Change that will entitle the Bank to compensation pursuant to this Section as promptly as practicable, but in any event within thirty (30) days after the Bank obtains knowledge thereof; provided, however, that if the Bank fails to give such notice within thirty (30) days after it obtains knowledge of such a Regulatory Change, the Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that the Bank does give such notice. Such Bank shall deliver to the Borrower a written certificate which states the additional amount(s) due and payable, showing in reasonable detail the calculation of such amount and provide evidence to substantiate the Bank's claim for such amount(s).

     3.7 PREPAYMENT. Borrower may prepay any Variable Rate Advances without penalty or premium at any time upon at least two (2) Business Days' notice.

                                   ARTICLE 4.

                                    EXTENSION

     4.1 EXTENSION OF THE RLC MATURITY DATE.

          (a) At the option of the Banks, in their sole and absolute discretion, the RLC Maturity Date may be extended an additional ninety (90) days once subject to the following terms and conditions:

               (i)  Borrower  at least  thirty  (30) days  prior to the  current
          Maturity Date shall have submitted to the Administrative Agent a written request that the RLC Maturity Date be extended an additional ninety (90) days;

               (ii) There has been no material adverse change in the financial condition of Borrower;

               (iii) Borrower shall be in compliance with all representations, warranties, Financial Covenants and other covenants contained herein;

               (iv) No Event of Default and no event, that with the giving of notice or the passage of time, or both, would be an Event of Default, shall have occurred and be continuing on the date of Borrower's request for the extension to the Administrative Agent or on the commencement of the extension period;

               (v) Borrower shall have paid the Extension Fee; and

               (vi) Borrower shall have completed the Collateral Requirements to the satisfaction of the Administrative Agent and the Banks with respect to all property included in the RLC Borrowing Base Inventory.

          (b) If the Administrative Agent shall fail to notify the Borrower in writing before the current RLC Maturity Date that the extension of the RLC Maturity Date has been approved by all the Banks, the Banks shall be deemed not to have affirmed such request and the RLC Maturity Date shall be deemed unchanged.

          (c) If the Administrative Agent shall notify the Borrower in writing that all the Banks have approved the extension of the RLC Maturity Date, the RLC Maturity Date shall be deemed to have been modified accordingly.

                                   ARTICLE 5.

                              CONDITIONS PRECEDENT

     The obligation of the Banks to make the Loans is subject to the full prior satisfaction of each of the following conditions precedent and, as to their obligation to make the initial Advance hereunder and to make any future Advance or the Issuing Bank's obligation to issue the initial Letter of Credit, to the full prior satisfaction at each such time of each of the conditions precedent in Sections 5.2 and 5.3 hereof:

     5.1 CLOSING. The Administrative Agent shall have received the following, each in form and substance satisfactory to the Required Banks:

          (a) THIS CREDIT AGREEMENT. This Credit Agreement, duly executed by Borrower.

          (b) THE NOTES. The Notes, each duly executed, as provided in Article 2 hereof.

          (c) OFFICER'S CERTIFICATE. A certificate signed by an Authorized Officer of the Borrower, stating that (to the best knowledge and belief of the Borrower, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 of this Credit Agreement and in the other Credit Documents are, in all material respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loans, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Borrower since the date of the last financial statements of Borrower heretofore delivered to the Banks.

          (d) ORGANIZATIONAL DOCUMENTS. A copy of the current organizational documents of Borrower and of each Guarantor, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts.

          (e) SECRETARY'S CERTIFICATES AND RESOLUTIONS. A certificate of the corporate secretary or assistant secretary of Borrower and of each Guarantor, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate,
     (ii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by the Administrative Agent, and (iii) attached thereto are proper resolutions, authorizations and certificates relating to the authority of any person executing documents on behalf of such entity.

          (f) COMPLIANCE CERTIFICATE. A Compliance Certificate executed by the Borrower, indicating that Borrower is in compliance with all Financial Covenants as of June 30, 1999.

          (g) OPINION OF COUNSEL. An opinion of counsel to Borrower and each Guarantor as to those matters reasonably required by the Banks.

          (h) FINANCIAL STATEMENTS. Borrower's audited financial statements as of December 31, 1998.

          (i) FEES AND COSTS. Payment of the RLC Commitment Fee and the costs of the Administrative Agent and the Banks.

          (j) LIENS. No Liens other than Permitted Liens shall be outstanding. All other Liens shall have been terminated.

          (k) GUARANTIES. Fully executed Guaranties from all Guarantors.

          (l) QUARTERLY INVENTORY REPORT. A Quarterly Inventory Report executed by Borrower as of June 30, 1999.

          (m) RLC BORROWING BASE INVENTORY REPORT. An RLC Borrowing Base Inventory Report executed by Borrower.

          (n) INVENTORY INSPECTION. An Inventory Inspection shall have been completed in accordance with Section 7.18.

          (o) ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by the Banks or their counsel.

     5.2 NO EVENT OF DEFAULT; NO MATERIAL ADVERSE CHANGE.

          (a) No Event of Default known to Borrower shall have occurred and be continuing, or result from the making of the Loans.

          (b) Since the date of the most recent financial statements provided to the Banks by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

     5.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES

     To induce the Banks to make the Loans, Borrower represents and warrants to the Banks that:

     6.1 ORGANIZATION AND GOOD STANDING. It is duly organized under the laws of the state of its organization, is validly existing and is in good standing, to the extent required by law, in each state in which it is doing business. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

     6.2 AUTHORIZATION AND POWER. It has the corporate power and requisite authority to execute, deliver and perform this Credit Agreement, the Notes and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Notes and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Notes and such other Credit Documents.

     6.3 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Credit Agreement, the Notes or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will contravene or conflict with: (i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

     6.4 ENFORCEABLE OBLIGATIONS. This Credit Agreement, the Notes and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

     6.5 FINANCIAL CONDITION. It has delivered to the Banks copies of the Borrower's most recent audited consolidated financial statements. Such financial statements, in all material respects, fairly present the financial position of Borrower as of such date and have been prepared in accordance with GAAP. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements.

     6.6 FULL DISCLOSURE. There is no material fact that it has not disclosed to the Banks that would have a Material Adverse Effect. No certificate or statement delivered herewith or heretofore by it to the Banks in connection with negotiations of this Credit Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     6.7 NO DEFAULT. No event or condition has occurred and is continuing that constitutes an Event of Default.

     6.8 SIGNIFICANT DEBT AGREEMENTS. It is not in default in any material respect under any Significant Debt Agreement.

     6.9 NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

     6.10 TAXES. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

     6.11 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. The Borrower does not participate in, or is not required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

     6.12 COMPLIANCE WITH LAW. It is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

     6.13 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties by Borrower herein shall survive the making of the Loans and the execution and delivery of the Notes; any investigation at any time made by or on behalf of the Banks shall not diminish the Banks' right to rely on the representations and warranties herein.

     6.14 RECITALS. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

     6.15 NO STOCK PURCHASE. No part of the proceeds of any financial accommodation made by the Banks in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     6.16 SOLVENT. It (both before and after giving effect to the Loans contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     6.17 ADVANCES. Each request for an Advance or for the extension of any financial accommodation by the Banks whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as any Bank has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Credit Agreement and the Notes been fully discharged.

     6.18 YEAR 2000 COMPLIANCE.

          (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

          (b) Borrower has: (1) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

          (c) As stated in its SEC 10K and 10Q reports, Borrower is Year 2000 Compliant.

     6.19 INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     6.20 PUBLIC UTILITY HOLDING COMPANY ACT. It is not a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. TITLE TO
PROPERTIES: POSSESSION. It has fee simple title to, or valid leasehold interests in, all its respective material properties and assets, and properties included in the RLC Borrowing Base are subject only to Permitted Liens. It has all licenses and rights necessary to enable it to use all material technology used by it in its respective operations.

     6.22 ENVIRONMENTAL AND SAFETY MATTERS. It has no material undisclosed environmental liabilities.

     6.23 SUBSIDIARIES. It has no Subsidiaries except for the Subsidiaries listed on Schedule 6.23 hereto.

     6.24   INDEBTEDNESS  -  BORROWER.   It  has  no  Indebtedness   except  for
Indebtedness described in Section 8.1 hereof and on Schedule 6.24 hereto as of the date thereof.

     6.25 INDEBTEDNESS - SUBSIDIARIES. No Subsidiary has any Indebtedness except for Indebtedness described in Section 8.2 hereof and on Schedule 6.25 hereto as of the date thereof.

                                   ARTICLE 7.

                              AFFIRMATIVE COVENANTS

     Until payment in full of the Notes and the complete performance of the Obligations, and so long as any Bank has any Commitment outstanding to Borrower, the Borrower, agrees that:

     7.1 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. It shall deliver, or cause to be delivered, to the Banks each of the following:

          (a) CONSOLIDATED QUARTERLY STATEMENTS OF THE BORROWER. As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, copies of the consolidated balance sheet of the Borrower as of the end of such fiscal quarter, and consolidated statements of income and cash flows of the Borrower for that fiscal quarter and for the portion of the fiscal year ending with such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated and prepared by the Borrower in accordance with GAAP.

          (b) CONSOLIDATED ANNUAL STATEMENTS OF THE BORROWER. As soon as available and in any event within one hundred five (105) days after the close of each fiscal year of the Borrower, audited consolidated financial statements of the Borrower, including its consolidated balance sheet as of the close of such fiscal year and consolidated statements of income and cash flows of the Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by the Borrower and acceptable to the Banks, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

          (c) COMPLIANCE CERTIFICATE OF THE BORROWER. Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower hereafter and within one hundred five (105) days after the end of the final fiscal quarter of each fiscal year of the Borrower hereafter, a certificate (the "Compliance Certificate") substantially in the form of Exhibit "A-1" attached hereto signed by the Authorized Officer that is the Chief Financial Officer of the Borrower, (i) stating that a review of the activities of Borrower during such quarter has been made under his/her supervision, that, as of such date, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any
     Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements delivered to the Banks during the respective period pursuant to Section 7.1(a) and 7.1(b) hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, subject to year end audit and adjustments, (ii) setting forth in such level of detail as the Banks shall reasonably require a calculation of the Financial Covenants as of the end of that fiscal quarter, and (iii) certifying that the Borrower is in compliance with the most recent RLC Borrowing Base Inventory Report.

          (d) MANAGEMENT LETTERS. With the audited fiscal year-end statements submitted under Section 7.1(b) above, the management letter, if any, of the Borrower's certified public accountants issued in connection with such audit.

          (e) FISCAL YEAR PROJECTIONS. No later than one hundred five (105) days after the end of each fiscal year of the Borrower commencing with that fiscal quarter ending December 31, 1999, consolidated financial statements of the Borrower for the new fiscal year of the Borrower, based on its current financial projections for such period, to include balance sheet and statement of income, all in detail reasonably acceptable to the Banks.

          (f) RLC BORROWING BASE. No later than twenty (20) days after the end of each month hereafter, (i) a report (the "RLC Borrowing Base Inventory Report") substantially in the form of Exhibit "B-1" attached hereto, signed by an Authorized Officer and (ii) a certificate (the "RLC Borrowing Base Compliance Certificate") substantially in the form of Exhibit "B-2" attached hereto, signed by an Authorized Officer.

          (g) QUARTERLY INVENTORY REPORT. No later than sixty (60) days after the end of each fiscal quarter of the Borrower hereafter, a consolidated inventory and pipeline report (the "Quarterly Inventory Report") substantially in the form of Exhibit "A-2" attached hereto, signed by an Authorized Officer.

          (h) SEC REPORTS. Promptly when filed with the SEC, copies of all 10K, 10Q and any other reports files by the Borrower with the SEC.

          (i) OTHER INFORMATION. Such other information concerning the business, properties or financial condition of Borrower as the Banks shall reasonably request.

     7.2 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. It shall pay and discharge (i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property, and (iv) all of its

Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

     7.3 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. It shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

     7.4 NOTICE OF DEFAULT AND NON-COMPLIANCE. It shall furnish to the Banks immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, of any non-compliance with any Financial Covenant or other covenant, and of any negative balance of the RLC Borrowing Base Availability, together with a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

     7.5 OTHER NOTICES. It shall promptly notify the Banks of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) except as to any claim not covered as a result of an insurance deductible provision, any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

     7.6 COMPLIANCE WITH CREDIT DOCUMENTS. It shall comply with any and all covenants and provisions of this Credit Agreement, the Notes and all other Credit Documents.

     7.7 COMPLIANCE WITH SIGNIFICANT DEBT AGREEMENTS. It shall comply in all material respects with all Significant Debt Agreements.

     7.8 OPERATIONS AND PROPERTIES. It shall keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     7.9 BOOKS AND RECORDS; ACCESS. It shall give any authorized representative of the Banks access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loans, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

     7.10 COMPLIANCE WITH LAW. It shall comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, including without limitation any environmental laws, rules and regulations, a breach of which could result in a Material Adverse Effect.

     7.11 AUTHORIZATIONS AND APPROVALS. It shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

     7.12 ERISA COMPLIANCE. With respect to its Plans, it shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and
Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at the Banks' request, within thirty
(30) days after the filing thereof, furnish to the Banks copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify the Banks within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Banks, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to the Banks within a reasonable time, upon the Banks' request, such additional information concerning any of its Plans as may be reasonably requested.

     7.13 FURTHER ASSURANCES. It shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as the Banks may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

     7.14 NEWS RELEASES. It shall promptly forward to the Banks copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status.

     7.15 INSURANCE. It shall maintain in full force and effect at all times:

          (a) Policies of all risk coverage insurance covering (i) its real property of every kind and description, and wherever located, in coverage amounts not less than, from time to time, the full replacement value of all insurable improvements situated thereon and (ii) its tangible personalty in respective coverage amounts not less than, from time to time, the fair market value thereof.

          (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $5,000,000 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $5,000,000 shall be in effect with respect to Borrower.

          (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to the Banks. Copies of all policies of insurance evidencing such coverages in effect from time to time, or certificates of such policies satisfactory to the Banks, shall be delivered to the Banks prior to the initial Advance under this Credit Agreement and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon the Banks' request, it shall provide evidence satisfactory to the Banks that required coverage in required amounts is in effect. At the Banks' option, it shall deliver to the Banks certified copies of all such policies of insurance in effect from time to time, to be retained by the Banks so long as the Banks shall have any commitment to lend hereunder and/or any portion of the Obligations shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to the Banks.

     7.16 CHANGE IN CONTROL OR MANAGEMENT. Should there be a Change in Control or a material change in management as to the Borrower, the Loans shall be immediately due and payable unless the Required Banks should consent to the substitute management team. The termination of both Landon and Hilton as co-chief executive officers of the Borrower shall be deemed a material change in management.

     7.17 ENVIRONMENTAL INVESTIGATION. Borrower shall cause any real property being added to the Inventory or being developed, to be reviewed by a qualified environmental engineering firm and shall comply with the recommendations of the environmental report of such firm.

     7.18 INVENTORY INSPECTION.

          (a) The Administrative Agent, or a Person at the direction of the Administrative Agent (the "RLC Borrowing Base Inspector") may, each fiscal quarter, review at Borrower's expense, its Inventory status from its purchase order records. A random sample of Units shall be selected from each division's list of purchase orders, not to be less than four (4) per Qualified Subdivision. A field inspection of these Units will then be conducted to verify the accuracy of the invoices to the actual physical construction status.

          (b) In the event that the above review indicates that there are in fact material deviations, at the sole and absolute discretion of the Banks the Banks may require a complete due diligence analysis of the Inventory.

          (c) Borrower shall provide to the Administrative Agent and the RLC Borrowing Base Inspector such information as necessary to enable it to ascertain the GAAP costs expended as of the end of the applicable reporting period for each Unit selected for inspection.

          (d) Borrower shall reimburse the Administrative  Agent,  within twenty
     (20) Business Days of its demand, for the costs of performing all Inventory Inspections.

     7.19 YEAR 2000 COMPLIANCE.

          (a) Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as the Banks may request from time to time.

          (b) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true
     (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide the Banks with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide the Banks with any additional information the Banks request of Borrower in connection with the Notice and/or a Change in Circumstances.

          (c) Promptly upon its becoming available, furnish to the Banks one copy of each financial statement, report, notice, or proxy statement sent by Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Borrower is a party. For purposes of these provisions, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Borrower or any of its business, operations or properties.

          (d) Give any representative of the Banks access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Banks.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

     Until payment in full of the Notes and the performance of the Obligations, and so long as any Bank has any Commitment outstanding to Borrower, Borrower, agrees that:

     8.1 NO UNSECURED DEBT -- BORROWER. It shall not become or remain obligated either directly or as a guarantor or surety for any Unsecured Debt, except:

          (a) Indebtedness to the Banks hereunder.

          (b) Unsecured trade, customer deposits, utility or accounts payable arising in the ordinary course of its business.

          (c) Off-balance sheet leases and option agreements.

          (d) Any Unsecured Debt described on Schedule 6.24 attached hereto.

          (e) Future Senior Unsecured Debt so long as the RLC Borrowing Base Availability, after giving effect to such Indebtedness, does not have a negative balance.

          (f)   Subordinated   Debt  not  in   excess   in  the   aggregate   of
     $20,000,000.00, all of which Subordinated Debt shall have an initial maturity date extending beyond the RLC Maturity Date.

          (g) Subordinated Debt in excess in the aggregate of $20,000,000.00 so long as the RLC Borrowing Base Availability, after giving effect to such excess, does not have a negative balance.

     8.2 NO INDEBTEDNESS - GUARANTORS. No Guarantor shall become or remain obligated either directly or as a guarantor or surety of any Unsecured Debt, except:

          (a) The Guaranties to the Banks hereunder.

          (b) Unsecured trade, customer deposits, utility or accounts payable arising in the ordinary course of its business.

          (c) Off-balance sheet leases and option agreements.

          (d) Any Unsecured Debt described on Schedule 6.25 attached hereto.

     8.3 LIENS. On and after the date hereof, neither Borrower nor any Guarantor shall create or suffer to exist Liens upon the RLC Borrowing Base Inventory, real or personal, except (i) Liens, if any, for the benefit of the Banks, and
(ii) Permitted Liens.

     8.4 MERGERS, CONSOLIDATIONS, TRANSFERS OF ASSETS. Neither Borrower nor any Guarantor shall (i) merge into or consolidate with or acquire any other Person, or permit any other Person to merge into or consolidate with it, unless Borrower or Guarantor is the surviving entity, or (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets whether now owned or hereafter acquired except for any transfer of assets undertaken in the ordinary course of business.

     8.5 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Neither Borrower nor any Guarantor shall amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

     8.6 MARGIN STOCK. It shall not use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from the Banks for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

     8.7 FISCAL YEAR. Unless consented to by the Required Banks, it shall not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

     8.8 INVESTMENTS.

          (a) It shall not invest in any non-consolidated joint ventures that would result in the aggregate of such joint venture investments, whether in the form of equity or debt, exceeding twenty percent (20.0%) of its Consolidated Tangible Net Worth.

          (b) It shall not acquire, engage or invest in any business or business activity unrelated to the home-building business that would result in the aggregate of such investments exceeding five percent (5.0%) of its Consolidated Tangible Net Worth.

     8.9 SUBORDINATED DEBT PAYMENTS. Upon the occurrence of an Event of Default and during the continuation thereof, it shall not make any principal and/or interest payments on Subordinated Debt.

     8.10 FINANCIAL COVENANTS. It will not permit:

          (a) Its Leverage Ratio to be more than 1.75 to 1.0 at the end of any fiscal quarter;

          (b) Its Consolidated Tangible Net Worth to be less than the Consolidated Tangible Net Worth Requirement at the end of any fiscal quarter; Its Interest Coverage Ratio to be less than 2.50 to 1.0 at the end of any fiscal quarter;

          (c) Its Fixed Charge Coverage Ratio to be less than 1.50 to 1.0 at the end of any fiscal quarter;

provided that:

               (i) With respect to Consolidated  Tangible Net Worth,  the sum of its Nonentitled Land, Entitled Land, Entitled Developing Land, Finished Lots and contract option deposits shall not exceed one hundred fifty percent (150.0%) of Consolidated Tangible Net Worth, not more than eighty percent (80.0%) of Consolidated Tangible Net Worth shall consist of Entitled Land and Entitled Developing Land (excluding Finished Lots), and not more than twenty-five percent (25.0%) shall consist of Nonentitled Land and Entitled Land not under development, in each case based on its cost in accordance with GAAP.

               (ii) With respect to Consolidated Tangible Net Worth, all land owned, including without limitation Finished Lots but excluding Finished Lots under option contract, shall not exceed a 3-year supply, based on the most recent quarterly report of its four-quarter sales rate, net of cancellations.

                                   ARTICLE 9.

                                EVENTS OF DEFAULT

     9.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to pay any principal of, or interest on, either Note when the same shall become due or payable and such failure continues for two (2) days after notice thereof to Borrower.

          (b) Any failure to observe any Financial Covenant and such failure continues unremedied for a period of ten (10) days after notice thereof to Borrower.

          (c) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Credit Documents (other than a failure or neglect described in one or more provisions of this Section 9.1) and such failure or neglect continues unremedied for a period of thirty (30) days after notice thereof to Borrower so long as such remedy is commenced within ten
     (10) days after notice thereof to Borrower and is diligently pursued to completion within such thirty (30) day period.

          (d) Any material warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to the Banks pursuant hereto or in connection herewith or with the Loans, shall be or shall prove to have been false when made or furnished.

          (e) The occurrence of any "event of default" or "default" by Borrower under any agreement, now or hereafter existing, to which any Bank, or an Affiliate of any Bank, and Borrower or an Affiliate of Borrower are a party, in each case after the expiration of any notice and cure period.

          (f) Borrower or any Guarantor shall (i) fail to pay any Indebtedness thereof (other than the Notes or Indebtedness that is Non-Recourse Debt), due under any agreement or agreements, for any Indebtedness of
     $1,000,000.00 or more or for Indebtedness aggregating $5,000,000.00 or more, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness.

          (g) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower or any Guarantor executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny the Banks the substantial benefits contemplated by such Credit Document or Credit Documents.

          (h) Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a statutory general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing.

          (i) An involuntary petition or complaint shall be filed against Borrower or any Guarantor, seeking bankruptcy or reorganization of Borrower or any Guarantor, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Guarantor, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

          (j) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $1,000,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower or any Guarantor, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

          (k) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $1,000,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $1,000,000.00 under
     Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days.

          (l) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and the Banks determine in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $1,000,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

          (m) The occurrence of a Change in Control or a material change in the management of the Borrower without the written consent of the Required Banks.

          (n) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower or any Guarantor.

          (o) Any attachment, garnishment, levy or execution upon, or judicial seizure of, any property of Borrower that has a fair market value in excess of $1,000,000.00, that is not bonded over within ten (10) days of notice thereof and whose termination is not diligently pursued thereafter.

          (p) The institution of any legal action or proceedings to enforce a lien or security interest in any property of Borrower or any Guarantor that has a fair market value in excess of $1,000,000.00 that is not bonded over within ten (10) days of notice thereof and whose termination is not diligently pursued thereafter.

          (q) The occurrence of any material adverse change in the financial condition of Borrower that results in a Material Adverse Effect, or if the Banks in good faith shall believe that the prospect of payment or performance of the Obligations is impaired.

     9.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then the Administrative Agent, at the request of the Required Banks may, at their sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as the Required Banks in their sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

               (i) Cease making Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding;

               (ii) Reduce any claim to judgment;

               (iii) Without notice of default or demand, pursue and enforce any of the Banks' and the Administrative Agent's rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; or

               (iv) Require Borrower to deposit with the Administrative Agent cash in an amount equal to the Outstanding LC Balance;

provided, however, that if any Event of Default specified in Sections 9.1(g) and 9.1(h) hereof shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by the Banks and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

     Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent on behalf of the Banks, at the request of the Required Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to the Banks or their agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against the Banks at any time existing. The Banks agree to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

     Upon the occurrence and during the continuance of any Event of Default, the Banks are also authorized to disclose such Event of Default in reference to an inquiry from any Person.

     9.3  PERFORMANCE  BY  THE  BANKS.   Upon  the  occurrence  and  during  the
continuance of any Event of Default, should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, the Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of the Required Banks, promptly pay any amount expended by the Banks and/or the Administrative Agent in such performance or attempted performance to the Administrative Agent at its Payment Office, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Banks nor the Administrative Agent assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.

     9.4 NATURE OF THE OBLIGATIONS OF BORROWER. Except to the extent secured pursuant to Section 4.1, the obligations of Borrower hereunder shall be deemed PARI PASSU with the obligations of Borrower under the Senior Notes.

                                   ARTICLE 9A

                    BANKS; ADMINISTRATIVE AGENT; ISSUING BANK

     9A.1 APPOINTMENT. In order to expedite the transactions contemplated by this Credit Agreement, CB&T, a national banking association, is hereby appointed to act as Administrative Agent on behalf of the Banks. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received in accordance with this Credit Agreement; (b) to give written notice on behalf of each of the Banks to the Borrower of any Potential Default or Event of Default specified in this Credit Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all written notices, financial statements and other materials delivered by the Borrower pursuant to this Credit Agreement as received by the Administrative Agent.

     9A.2 LIABILITY. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Credit Agreement, the Notes or any other Credit Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note written notice, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by either the Majority Banks or the Required Banks (if the consent of only the Majority Banks or the Required Banks is required by the provisions of this Credit Agreement with respect to an issue) or all the Banks (if the consent of all the Banks is required by the provisions of this Credit Agreement with respect to an issue), as applicable, and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. Notwithstanding anything to the contrary, none of the foregoing provisions in this Section 9A.2 shall be applicable to Administrative Agent when acting in its capacity as a Bank.

     9A.3 ACTION BY ADMINISTRATIVE AGENT.

          (a) The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Credit Agreement unless it shall be requested in writing to do so by the Majority Banks. The Banks agree that, to the extent the Borrower must obtain the consent of any or all of the Banks pursuant to this Credit Agreement, such consent shall be deemed to have been given unless the Banks from whom such consent must be obtained fail to deny such consent within ten (10) days after the Borrower has requested such consent.

          (b) Unless in each case consented to in writing by all the Banks, the Administrative Agent shall not (i) agree to the modification or waiver of any of the terms of any of the Credit Documents, or (ii) consent to any act or omission by the Borrower, or (iii) exercise any rights which the Administrative Agent may have with respect to the Loans, the Notes, or any of the other Credit Documents, if any such agreement, modification, waiver, consent or exercise would:

               (i) change or modify the interest rate and repayment provisions set forth in the Credit Documents;

               (ii) increase the RLC Commitment;

               (iii) extend the Maturity Date of the Loans;

               (iv) postpone any date for payment or forgive the payment of principal of, or interest on, the Loans or the payment of any other sum due under the Credit Documents;

               (v) waive or change any Event of Default;

               (vi) allow any assignment by Borrower of any right or interest in the Credit Documents;

               (vii) change or modify the Fees or the payment of such Fees; or

               (viii) amend this Section 9A.3.

          (c) Upon receipt of an Advance notice from the Borrower, the Administrative Agent shall provide to each Bank a telecopy notice of such Advance (or telephone notice promptly confirmed by telecopy) not later than 9:30 a.m., San Diego, California local time, one Business Day before a proposed Advance. (d) The Administrative Agent agrees to distribute to each Bank by 9:00 a.m., San Diego, California local time on the immediately following Business Day, its pro rata share of each payment or prepayment of principal of any Loan, each payment of interest on the Loans, and each payment of the Fees that is received from the Borrower prior to 3:00 p.m., San Diego, California local time. Any such payments received after 3:00 p.m., San Diego, California local time, on any Business Day shall be made available to the Banks on or before 1:00 p.m., San Diego, California local time, on the immediately following Business Day.

          (e) The Administrative Agent agrees to distribute promptly to each Bank a copy of all information received from the Borrower and all amendments and modifications of the Credit Documents.

          (f) The Administrative Agreement agrees to distribute or cause to be distributed no later than thirty (30) days after the Closing Date to each Bank a copy of the Credit Documents.

     9A.4 RESIGNATION. The Administrative Agent may not, without the written consent of the Banks and the Borrower which consent shall not be unreasonably withheld or delayed, resign at any time. Upon receiving such consent, and subject to giving 30 days' prior written notice to the Banks, the Administrative Agent may resign as Administrative Agent hereunder. Upon any such resignation, the Majority Banks, with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall have the right to appoint from the Banks a successor. If no successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the Administrative Agent gives written notice of its resignation, then the Administrative Agent may, on behalf of the Banks, with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent which shall be a bank having a combined capital and surplus of at least $50,000,000.00 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

     9A.5 AGENT AS BANK. With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as an Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

     9A.6 OWNERSHIP AND POSSESSION OF CREDIT DOCUMENTS. Each Bank shall own an undivided interest in the Advances and the Credit Documents equal to its Commitment from time to time. The Administrative Agent shall hold the Credit Documents in its possession, as agent, at its office at 1162 El Camino Road, Suite 200, San Diego, California 92130, or at such other location as the Administrative Agent shall designate in writing to the Banks, for the pro-rata benefit of itself as one of the Banks and each of the other Banks; PROVIDED, HOWEVER, that the Administrative Agent shall deliver to each Bank an original promissory note executed by the Borrower and evidencing such Bank's Commitment. The Administrative Agent shall keep and maintain complete and accurate files and records of all matters pertaining to the Advances. Upon reasonable prior notice to the Administrative Agent by a Bank, the files and records shall be made available to such Bank and its respective representatives and agents for inspection and copying during normal business hours.

     9A.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Credit Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Credit Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Person shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent any of its directors, officers, employees or agents.

     9A.8 INDEPENDENT CREDIT ANALYSIS. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     9A.9 PROCESS FOR OBTAINING APPROVAL OF THE BANKS.

          (a) With respect to obtaining the consent, approval, or determination of all of the Banks, of the Majority Banks or of the Required Banks, the Administrative Agent or any Bank may request that the Banks make a determination pursuant to this Credit Agreement. In the case of a request by any such Bank, the request shall be made through the Administrative Agent and the Administrative Agent shall request a determination of the Banks in accordance with this Section. All communications from the

     Administrative Agent to the Banks requesting Banks' determination, consent, approval, disapproval and/or joinder shall:

               (i) Be given in the form of a written notice to each of the Banks;

               (ii) Be accompanied by a description of the matter or thing as to which such determination, approval, consent, disapproval or joinder is requested, and shall advise each of the Banks where such matter or thing may be inspected, or shall otherwise adequately describe the matter or issue to be resolved;

               (iii) Include, to the extent not previously provided to the Banks, all written materials (to the extent necessary to make an informed decision) and a description of all oral information (to the extent necessary to make an informed decision) provided to the Administrative Agent in respect of the matter or issue to be resolved; and

               (iv) Include such other information and recommendations as the Administrative Agent may reasonably deem appropriate.

          (b) Subject to Paragraph (c) of this Section, the Banks shall reply within fifteen (15) Business Days after such written notice is given by the Administrative Agent; PROVIDED, HOWEVER, that if the Administrative Agent notifies the Banks that, pursuant to the Credit Documents, the matter with respect to which such consent, approval, disapproval or joinder is sought requires that the Administrative Agent respond within a certain time period and/or provides that if a response is not given within a certain time period such approval or consent shall be deemed given, the Banks shall reply by the earlier of (i) three (3) Business Days before such time period expires (as designated by the Administrative Agent) or (ii) five (5) Business Days after such written notice is given by the Administrative Agent.

          (c) With respect to each Bank, unless a Bank shall give written notice to the Administrative Agent that such Bank does consent to or approve any matter as to which such Bank's consent or approval is sought within the applicable time frame, such Bank shall be deemed to have disapproved of and not consented to such recommendation or determination.

     9A.10 COMMUNICATIONS TO THE BANKS. All communications from the Borrower to the Banks relating to the Credit Documents and the Advances shall be sent by or through the Administrative Agent, except that Borrower may forward directly to the Banks copies of all notices and information sent by Borrower to the Administrative Agent.

     9A.11 RELATIONSHIP WITH THE BORROWER. Consistent with the agency established hereunder, the Banks acknowledge and agree that the Administrative Agent, in accordance with its respective rights and duties under the Credit Documents, shall have the sole and exclusive authority to bind the
Administrative Agent and the Banks with respect to matters relating to the Credit Documents. To the extent that any matter has been approved by all of the Banks, by the Required Banks or by the Majority Banks in accordance with the provisions of this Credit Agreement, the Administrative Agent is authorized to execute such documents and instruments as the Administrative Agent may deem prudent to evidence and confirm such approval. The Borrower shall be entitled to rely upon any approval, communication or written notice it receives from the Administrative Agent as if it had been received from all of the Banks.

     9A.12 PAYMENTS TO OR BY THE BANKS.

          (a) The Banks shall be entitled to interest on the amount of Advances held by each Bank for the period of time such Advances are outstanding at the rates set forth in this Credit Agreement, to the extent that such payments are actually received from the Borrower. If permitted pursuant to
     Section 2.4 of this Credit Agreement, the Administrative Agent shall charge and collect interest at the Default Rate unless the Majority Banks otherwise agree.

          (b) Fees, to the extent applicable, shall be paid to the Banks in accordance with Section 3.2.

          (c) Amounts paid by the Borrower pursuant to any provision of the Credit Documents providing for payment, compensation, or reimbursement to one or more, but not necessarily all, of the Banks, shall be paid to the Bank or Banks incurring such expenses or otherwise entitled to compensation under any of those provisions, with each Bank entitled to receive any payment, reimbursement, or compensation pursuant to any of such Sections or other provisions being obligated to provide to the Administrative Agent and the Borrower a certificate setting forth in reasonable detail the basis for the amount of any request for compensation, payment or reimbursement under any of those Sections or other provisions. Except if incurred with respect to any Event of Default or explicitly provided for herein, Borrower shall not be liable for the expenses, including without limitation, the legal expenses, of the Banks.

          (d) Regular monthly payments of interest and any other payments to the Administrative Agent on behalf of the Banks (other than payments to be applied to the outstanding principal amount of Advances, which payments will be applied as provided in Section 9A.13), received by the Administrative Agent shall be made available to the Banks entitled thereto in accordance with Section 9A.3(d).

          (e) If and to the extent any Bank shall not have made any payment required pursuant to Article II, such Bank agrees to pay the Administrative Agent, forthwith on demand, such amount, together with interest thereon at the Federal Funds Rate, for each day from such date until the date such amount is paid to the Administrative Agent as provided in Article II. The failure of any Bank to make available to the Administrative Agent any amount required pursuant to Section 2.4 shall not relieve any other Bank of its obligation hereunder to make available as aforesaid such payment, as specified above, nor shall any Bank be relieved of its obligations to make such payments for any other reason.

          (f) Funds shall be transferred to the Banks in accordance with the funds transfer instructions given to the Administrative Agent and by the Administrative Agent to the Banks from time to time on or before the times specified in Section 9A.3(d).

          (g) If and to the extent the Administrative Agent shall not have made any payment required pursuant to Section 9A.3(d) to a Bank, the Administrative Agent agrees to pay such Bank forthwith on demand, such amount, together with interest thereon at the Federal Funds Rate, for each day from such date until the date such amount is paid pursuant to Section 9A.3(d).

     9A.13 APPLICATION OF PAYMENTS. All monies collected or received by the Administrative Agent on account of the Loans or in respect of security for the Loans, directly or indirectly, shall be applied in the following order of priority, except to the extent otherwise required by Article II of this Credit Agreement, in which case the provisions of Article II shall control:

          (a) To the payment of all costs and expenses due to the Administrative Agent and/or the Banks pursuant to the Credit Documents, including costs incurred in collection of such monies, including, without limitation, the payment to the Banks of the amounts described in Section 9A.12(d);

          (b) To outstanding interest on the Loans, which amount shall be allocated between the Banks in accordance with the actual principal amount of Loans held by each Bank throughout the period in question as determined by the Administrative Agent on a daily basis; PROVIDED, HOWEVER, that if amounts received by the Administrative Agent are not sufficient to pay in full all such outstanding interest on the Loans, such amount shall be allocated among the Banks pro rata in accordance to the amount of Loans held by each Bank during the period in question; and

          (c) To the payment of principal on the Loans in accordance with the principal amount of Loans held by each Bank.

     9A.14 DEFAULTING BANKS.

          (a) If for any reason any of the Banks shall fail or refuse to abide by its obligations under the Credit Documents (each a "Defaulting Bank"), then, in addition to the rights and remedies that may be available to the Administrative Agent and the other Banks at law and in equity, but subject to the notice and cure periods hereinafter set forth, such Defaulting Bank's right to participate in the administration of the Loans and the Credit Documents, including without limitation, any rights to consent to or direct any action or inaction of the Administrative Agent, all of the Banks including without limitation pursuant to Section 9A.3(b), or to be taken into account in the calculation of the Required Banks or the Majority Banks (other than the right to vote with respect to a decision as to its Loans to extend the Maturity Date thereof, or to amend the interest rate and repayment provisions thereof or to modify such Bank's Commitment), shall be suspended during the pendency of such failure or refusal. A Bank shall be deemed to be a Defaulting Bank if (i) such Bank shall have failed to pay to the Administrative Agent any amount due pursuant to this Credit Agreement within five (5) Business Days after written notice by the Administrative Agent to such Bank stating such payment is due from such Bank to the Administrative Agent; (ii) such Bank shall have failed to perform any of its other obligations under this Credit Agreement or the Credit Documents in any material respect, and such failure shall not have been cured within 30 days after written notice by the Administrative Agent to such Bank of such failure, or if such failure cannot reasonably be cured within such 30 day period, within such longer period of time as may be necessary to complete such cure, so long as such Bank commences such cure within such 30-day period and thereafter diligently pursues such cure to completion within not more than 120 days after such written notice; or (iii) such Bank shall institute or be subject to any bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidity or similar proceedings under state or federal law; provided, however, in the case of a failure described in clause (i) or clause (ii) of this sentence, if within the 5-Business Day period described in clause (i) or the 30 day period described in clause
     (ii), as applicable, the Bank in question in good faith disputes such default asserting that such default has not occurred (and provided that such Bank has satisfied its funding obligations pursuant to the provisions of Section 2.4), such Bank shall not be deemed to be a Defaulting Bank until such Bank is found to be in default pursuant to a final judicial or arbitration determination and such Bank does not thereafter take the action necessary to cure the default within 10 Business Days following the date of the final determination.

          (b) With respect to each Defaulting Bank, any Current Bank shall, in addition to any other rights or remedies available at law or equity, be entitled, in the case of the failure of a Defaulting Bank to pay its pro rata share (the "Defaulting Bank's Share") in a Loan made pursuant to
     Section 2.4, to pay to the Administrative Agent the Defaulting Bank's Share (pro rata if made by more than one Current Bank, based on the pro rata shares of the Current Banks making the payment). If one or more of the Current Banks pays the Defaulting Banks' Share, in addition to any other rights and remedies available to the Banks, each Current Bank making such payment may elect to do either of the following with respect to the payment made by such Current Bank:

               (i) Notify the Administrative Agent to adjust the pro rata shares of the Defaulting Bank and the Current Bank making payment of the Defaulting Bank's Share, allocating the Defaulting Bank's Share to the Current Bank as of the date the Loan was made; or

               (ii) Receive all amounts which the Defaulting Bank would otherwise be entitled to receive pursuant to this Credit Agreement with respect to the Defaulting Bank's Share (including interest accruing under the Credit Documents on the Loan, to the extent of the Defaulting Bank's Share of such Loan), pro rata according to the portion of the Defaulting Bank's Share paid by such Current Bank, until such Current Bank has been repaid the full amount of the Defaulting Bank's Share, together with accrued interest paid by the Borrower under this Credit Agreement with respect thereto.

     9A.15 PURCHASE OF DEFAULTING BANK'S INTEREST AFTER DEFAULT. If Bank becomes a Defaulting Bank under Section 9A.14, each Bank which is not a Defaulting Bank (a "Current Bank") shall have the right, but not the obligation, in its sole discretion to acquire (or if more than one Current Bank exercises such right, each such Current Bank shall have the right to acquire, pro rata according to its pro rata shares, or in such other proportions as they may mutually agree), the interest in the Commitment and the Loans of a Defaulting Bank. Upon any such purchase, the Defaulting Bank's interest in the Commitment and the Loans and its rights hereunder as a Bank (but not its liability in respect thereof or under the Credit Documents or is Credit Agreement for events occurring prior to such purchase) shall terminate at the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest including an Assignment and Acceptance agreement and the canceled Note shall be returned to the Borrower. Current Banks exercising purchase rights under this Credit Agreement must, as a precondition to the exercise of such rights, concurrently exercise their corresponding purchase rights under this Credit Agreement.

     9A.16 PURCHASE PRICE AND PAYMENT FOR DEFAULTING BANK'S INTEREST. The purchase price for the interest in the Commitment and the Loans of a Defaulting Bank shall be equal to the total outstanding Loans owed by the Borrower to the Defaulting Bank as of the date of such purchase, including without limitation any outstanding interest related thereto up to the date of such purchase, together with any accrued but unpaid Fees payable to the Defaulting Bank through such date. Payment of the purchase price for the Defaulting Bank's interest in the Commitment and the Loans so acquired shall be made on the date of such purchase.

     9A.17 ISSUING BANK. The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of all the Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9A with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article 9A, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Credit Agreement with respect to the Issuing Bank.

                                   ARTICLE 10.

                                  MISCELLANEOUS

     10.1 SUCCESSORS AND ASSIGNS.

          (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Banks that are contained in this Credit Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Bank at its own expense may assign to one or more assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment, and the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that if a Bank is required to make such assignment due to a Regulatory Change, CB&T shall have the first right of refusal to purchase such assignment; otherwise (i) except in the case of an assignment to a Bank or an Affiliate of any Bank, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) except in the case of an assignment to a Bank or an Affiliate of any Bank, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000.00 or such lesser amount if such amount is the entire Commitment of the assigning Bank, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, except in the case of an assignment to a Bank or an Affiliate of any Bank, a processing and recordation fee of $2,500 (which fee shall not in any way be the responsibility of the Borrower), (v) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Details Reply Form, (vi) any increased costs by reason of any such assignment will not be borne by the Borrower, and (vii) any assignee shall have a net worth of at least $350,000,000 and total assets of a least $2.5 billion. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution there thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have all the rights and obligations of a Bank under this Credit Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 3.6, 3.7, 10.3 and 10.16 but only for the period prior to the effective date of the applicable Assignment and Acceptance, as well as to any Fees accrued for its account hereunder and not yet paid)).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to
     Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at one of its offices in San Diego, California, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior written notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, an Administrative Details Reply Form completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower and the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new
     Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit C. Canceled Notes shall be returned to the Borrower.

          (f) Each Bank may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Credit Agreement shall remain unchanged,
     (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained herein to the same extent as if they were Banks (however no participating bank or entity shall be entitled to claim a greater amount than could have been claimed by the Bank from whom the participation was acquired) and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Credit Agreement. No entity acquiring a participation pursuant to this paragraph
     (f) shall by virtue of such participation have any direct voting rights under this Credit Agreement.

          (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower.

          (h) Any Bank may at any time assign all or any portion of its rights under this Credit Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Bank from any of its obligations hereunder.

          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Banks.

     10.2 WAIVER. No failure to exercise, and no delay in exercising, on the part of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of the Banks and Administrative Agent hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     10.3 PAYMENT OF EXPENSES; INDEMNITY.

          (a) Borrower shall pay all costs and expenses of (i) the Administrative Agent (including, without limitation, reasonable attorneys' fees and costs) incurred by the Administrative Agent in connection with the documentation of the Loans, and (ii) the Administrative Agent and the Banks in connection with the preservation and enforcement of rights of the Banks and the Administrative Agent under this Credit Agreement, the Notes, and/or the other Credit Documents. In addition, Borrower shall pay all costs and expenses of the Banks and the Administrative Agent in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Notes or any other Credit Document.

          (b) Borrower shall indemnify and hold the Banks and the Administrative Agent harmless from and against all claims, costs, expenses, actions, suits, proceedings, environmental claims or conditions, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Loans, whether resulting from internal disputes of Borrower, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Credit Agreement, the Credit Documents, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of the Banks or the

     Administrative Agent. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Loans and the Advances but shall also survive the repayment of the Loans and the performance of all of Borrower's other obligations hereunder.

     10.4 NOTICES. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

    Borrower:              MERITAGE CORPORATION
                           6613 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85250
                           Attention: Larry W. Seay, Chief Financial Officer

    Administrative Agent:  CALIFORNIA BANK & TRUST
                           11622 El Camino Real, Suite 200
                           San Diego, California 92130
                           Attention: Peggy Standefer, Esq.

    with a copy to:        CB&T REAL ESTATE FINANCE
                           3101 North Central Avenue, Suite 520
                           Phoenix, Arizona 85012
                           Attention: Eileen Porter

    Banks:                 See Schedule 1.1.

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section.

     10.5 GOVERNING LAW. This Credit Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Credit Documents, without regard to Arizona conflicts of law rules.

     10.6 INVALID PROVISIONS. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and the Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     10.7 BINDING EFFECT. The Credit Documents shall be binding upon and inure to the benefit of Borrower, the Banks and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations thereunder.

     10.8 ENTIRETY. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     10.9 RELATIONSHIP OF THE BANKS AND BORROWER. The Banks and Borrower each have separate and independent rights and obligations under this Credit Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and the Banks for any purpose or in any respect.

     10.10 TIME OF THE ESSENCE. Time is expressly made of the essence of this Credit Agreement.

     10.11 GOOD FAITH STANDARD. Except where governed by a specific provision of this Credit Agreement for a specific purpose, whenever the approval or consent of the Banks is required hereunder, the Banks shall consider the request for approval or consent on a timely basis, but the Banks shall have such time as may be reasonably necessary to review and consider such request, as determined in their sole judgment, and the Banks shall have the right to not give their approval or consent or to impose such conditions or additional requirements with respect to their approval or consent as the Banks in their sole judgment shall determine. Approvals or consents by the Banks shall be effective only when given in writing, except when otherwise specifically provided herein. The standard by which the Banks shall be governed with respect to a request for approval or consent shall be "good faith" as that term is defined in the Arizona Uniform Commercial Code.

     10.12 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

     10.13 SURVIVAL. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

     10.14 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render the Banks and the Administrative Agent liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against the Banks and the Administrative Agent, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

     10.15 SCHEDULES AND EXHIBITS INCORPORATED. All schedules and exhibits attached hereto are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

     10.16 SETOFF. The Banks are hereby authorized at any time and from time to time, without prior notice to Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by the Banks, or any branch, subsidiary, or affiliate of the Banks, and other indebtedness at any time owing by the Banks, or any branch, subsidiary, or affiliate of the Banks, to or for the credit or the account of Borrower, against any and all of the obligations of Borrower now or hereafter existing under the Credit Documents, irrespective of (i) whether or not the Banks shall have made any demand under the Credit Documents and (ii) whether such obligations are contingent, matured, or unmatured. The Banks agree promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity or such setoff and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

     10.17 JURY WAIVER. THE BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND THE BANKS AND THE ADMINISTRATIVE AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER CREDIT DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANKS, THE ADMINISTRATIVE AGENT AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER CREDIT DOCUMENTS.

     10.18 COUNTERPARTS. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                   MERITAGE CORPORATION, a Maryland
                                   corporation


                                   By:
                                          ----------------------------------

                                   Name:
                                          ----------------------------------

                                   Its:
                                          ----------------------------------
                                                       BORROWER


                                   CALIFORNIA BANK & TRUST, a California
                                   banking corporation


                                   By:
                                          ----------------------------------

                                   Name:
                                          ----------------------------------

                                   Its:
                                          ----------------------------------

                                               ADMINISTRATIVE AGENT, BANK
                                                    AND ISSUING BANK

                                  SCHEDULE 2.1

                            COMMITMENTS OF THE BANKS
                            as of September 17, 1999

                                                                        RLC
              BANK                                         %         COMMITMENT
              ----                                       ------      ----------
1.   California Bank & Trust                             100.0%     $15,000,000
     Maximum Commitment                                  100.0%     $15,000,000


ADDRESSES

1.   California Bank & Trust
     11622 El Camino Real, Suite 200
     San Diego, California 92130
     Attention: Peggy Standefer, Esq.

     with a copy to:

     CB&T Real Estate Finance
     3101 North Central Avenue, Suite 520
     Phoenix, Arizona 85012
     Attention: Eileen Porter

                                  SCHEDULE 6.23

                                  SUBSIDIARIES

                                                            PERCENTAGE OF VOTING
                                                              STOCK OR EQUITY
                                          JURISDICTION OF    INTEREST OWNED BY
          NAME OF                        INCORPORATION OR    BORROWER AND EACH
        SUBSIDIARY                          FORMATION         OTHER SUBSIDIARY
        ----------                       ----------------   --------------------
Monterey Homes Construction I, Inc.*          Arizona               100%
Monterey Homes Arizona I, Inc.*               Arizona               100%
Monterey Homes Construction, Inc.             Arizona               100%
Monterey Homes Arizona, Inc.                  Arizona               100%
MTH-Texas GP, Inc.                            Arizona               100%
MTH-Texas LP, Inc.                            Arizona               100%
                                                                    1% GP
Legacy/Monterey Homes LP                      Arizona              99% LP
Texas Home Mortgage Corporation                Texas                100%
Meritage Homes of Northern California, Inc.  California             100%
EMIC Finance Corporation*                     Arizona               100%
Chandler 110, LLC                             Arizona               100%
Hulen Park Venture, LLC                        Texas                 75%

* Inactive and to be soon dissolved.

                                  SCHEDULE 6.24

                        EXISTING INDEBTEDNESS - BORROWER
                              (as of June 30, 1999)


                             COMMITMENT BALANCE
          LENDER            OUTSTANDING BALANCE    DUE DATE         COLLATERAL
          ------            -------------------    --------         ----------
Senior Subordinated Notes       $15,000,000       10/15/2001      None-Unsecured
                                $15,000,000

                                  SCHEDULE 6.25

                      EXISTING INDEBTEDNESS - SUBSIDIARIES
                              (as of June 30, 1999)


                                  COMMITMENT BALANCE
          LENDER                 OUTSTANDING BALANCE     DUE DATE          COLLATERAL
          ------                 -------------------     --------          ----------
Norwest/Bank One                                        12/18/1998    Substantially all housing
  Revolving Construction         $60,000,000                          inventory in Arizona
  Facility                       $23,155,000

Norwest/Bank One                 $20,000,000 Guidance     Various     Various finished lots and
  A&D Guidance Facility          $ 5,908,000                          lots under development in
                                                                      Arizona and California

Guaranty Federal                 $70,000,000*            7/31/1999    Substantially all housing
  Revolving Construction         $25,268,000                          inventory in Texas
  Facility

ComPAS Bank                      $ 1,060,000             4/30/2000    91 Finished Lots in
                                 $   360,000                          Brighton Subdivision

ComPAS Bank                      $ 3,480,000             7/13/2000    188 lots under development
                                 $ 2,064,000                          in Legends Crest
                                                                      Subdivision

Chase Automotive                 $    32,832             9/04/2001    1997 Jaguar
                                 $    32,832

Seller Carryback - Chandler 110  $   878,550                          298 lots under development
McQueen Riggs 60 LLC             $   878,550                          at Paseo Crossings

                                                                      (Chandler)
* Increased to $80 million and extended to 7/31/00 during July, 1999

                                  EXHIBIT "A-1"

                           COMPLIANCE CERTIFICATE FOR
                              FISCAL QUARTER ENDING
                              _____________, 19___
                              ("REPORTING QUARTER")

CALIFORNIA BANK & TRUST
11622 El Camino Real, Suite 200
San Diego, California 92130

with a copy to:
  CB&T Real Estate Finance
  3101 North Central Avenue, Suite 520
  Phoenix, Arizona 85012
  Attention: Eileen Porter                                Date:______________(1)

     Re:  Meritage Corporation, a Maryland corporation

Dear Ladies and Gentlemen:

     This Compliance Certificate refers to the Credit Agreement dated as of September 17, 1999 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among MERITAGE CORPORATION, a Maryland corporation ("Borrower"), the Banks named therein from time to time, and California Bank & Trust, a California banking corporation as Administrative Agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 7.1(c) of the Credit Agreement, the undersigned, an Authorized Officer of Borrower, hereby certifies that:

     1. Enclosed are the required financial statements for the quarter ending for the Borrower as required under Section 7.1 of the Credit Agreement, which, to the undersigned's knowledge, after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP.

     2. To the best of the undersigned's knowledge, no "Event of Default" has occurred [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

----------
(1) To be submitted within 60 days after the end of each of the first three fiscal quarters of each fiscal year and within 105 days after the end of the final fiscal quarter of each fiscal year.

     3. To the best of the undersigned's knowledge, Borrower is in compliance with its most recent RLC Borrowing Base Inventory Report.

     4. As of the last day of the Reporting Quarter, the computations below were true and correct:

I.   Section 8.10(a) - LEVERAGE RATIO (CONSOLIDATED)              (in thousands)

     Numerator:   Indebtedness (per GAAP)                           $
                                                                    ------------
                  plus Subordinated Debt(2)                         $
                                                                    ------------
                  plus current amounts due under development(2)
                  agreements/funding obligations                    $
                                                                    ------------
                  plus letters of credit(2)                         $
                                                                    ------------
                  equals Consolidated Indebtedness                  $         A
                                                                    ------------
                                                         divided by

     Denominator: Consolidated stockholders equity                  $
                                                                    ------------
                  less Consolidated Intangible Assets               $(         )
                                                                    ------------
                  plus Tax Assets                                   $
                                                                    ------------
                  equals Consolidated Tangible Net Worth            $         B
                                                                    ------------
     Equals:      Leverage Ratio                                            A/B
                                                                    ------------
                                                            Maximum       1.75X
                                                                    ------------
II.  Section 8.10(b) - CONSOLIDATED TANGIBLE NET WORTH

     A.   Actual                                                    $
                                                                    ------------
     B.   Requirement: Actual as of March 31, 1999                  $         A
                                                                    ------------
                  90% of A                                          $         B
                                                                    ------------

----------
(2) If not already  included in  Indebtedness.

                  plus 90.0% of any new stated capital or paid-in
                  capital                                           $         C
                                                                    ------------
                  plus 50.0% of Net Profit for each fiscal year
                  after March 31, 1999                              $         D
                                                                    ------------
                  equals Consolidated Tangible Net Worth Requirement
                  (sum of B, C and D)             Minimum: greater
                                                  of $45,000,000 or $
                                                                    ------------
     C.   Percentage of Consolidated Tangible Net Worth

          Nonentitled Land                                          $
                                                                    ------------
          Entitled Land not under development                       $
                                                                    ------------
          *    Total % of Consolidated Tangible Net Worth                      %
                                                                    ------------
                                                            Maximum          25%
                                                                    ------------
          Entitled Land not under development (excluding
          Finished Lots)                                            $
                                                                    ------------
          Entitled Developing Land (excluding Finished Lots)        $
                                                                    ------------
          *    Total % of Consolidated Tangible Net Worth                      %
                                                                    ------------
                                                            Maximum          80%
                                                                    ------------
          Nonentitled Land, Entitled Land, Entitled Developing
          Land, Finished Lots and Contract Option Deposits:         $
                                                                    ------------
          *    % of Consolidated Tangible Net Worth                            %
                                                                    ------------
                                                            Maximum         150%
                                                                    ------------
     D.   Land supply (excludes Finished Lots under option contract)

          *    Supply                                                 ____ Years

                                                            Maximum      3 years

III. Section 8.10(c) - INTEREST COVERAGE RATIO (CONSOLIDATED,
                       ROLLING FOUR QUARTERS)

     Numerator:   Net Profit Before Tax                             $
                                                                    ------------
                  plus interest expense and capitalized
                  interest expensed in cost of sales                $
                                                                    ------------
                  plus depreciation                                 $
                                                                    ------------
                  plus amortization                                 $
                                                                    ------------
                  equals EBITDA                                     $         A
                                                                    ------------
                                                         divided by

     Denominator: Consolidated Interest Incurred                    $         B
                                                                    ------------
     Equals:      Interest Coverage Ratio                                   A/B
                                                                    ------------
                                                            Minimum       2.50X
                                                                    ------------
IV.  Section 8.10(d) - FIXED CHARGE COVERAGE RATIO (CONSOLIDATED,
                       ROLLING FOUR QUARTERS)

     Numerator:   EBITDA                                            $
                                                                    ------------
                  plus rental and operating lease expenses          $
                                                                    ------------
                  equals                                            $         A
                                                                    ------------
                                                         divided by

     Denominator: Consolidated Interest Incurred                    $
                                                                    ------------
                  plus rental and operating lease expenses          $
                                                                    ------------
                  plus principal amortization payments              $
                                                                    ------------
**                plus distributions to preferred shareholders(3)   $
                                                                    ------------
                  less principal payments at loan maturity          $(         )
                                                                    ------------
                  less principal amortization payments -
                  Senior Notes                                      $(         )
                                                                    ------------
                  equals Fixed Charges                              $         B
                                                                    ------------
     Equals:      Fixed Charge Coverage Ratio                               A/B
                                                                    ------------

----------
(3) Includes dividends and other distributions

                                                            Minimum       1.50X
                                                                    ------------
V.   Section 8.1(f) - SUBORDINATED DEBT

     *    Balance at the end of the Reporting Quarter               $
                                                                    ------------
                                                            Maximum $20,000,000
                                                                    ------------
     VI.  Section 8.8 - INVESTMENTS

     (a)  Joint venture - aggregate investments                     $
                                                                    ------------
          *    % of Consolidated Tangible Net Worth                            %
                                                                    ------------
                                                            Maximum        20.0%
                                                                    ------------
     (B)  Unrelated business - aggregate investments                           $
                                                                    ------------
          *    % of Consolidated Tangible Net Worth                            %
                                                                    ------------
                                                            Maximum         5.0%
                                                                    ------------

                                        MERITAGE CORPORATION, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                   EXHIBIT A-2
             QUARTERLY INVENTORY REPORT AS OF _____________________


     Re:  MERITAGE CORPORATION, a Maryland corporation

     Reference is made to that certain Credit Agreement dated September 17, 1999 (the "Credit Agreement"), among the undersigned, as Borrower, the Banks named therein and California Bank & Trust, a California banking corporation (the "Administrative Agent"). Except as otherwise provided herein, all terms defined in the Credit Agreement shall have the same meaning when used in this Report.

     Borrower certifies to the Banks and the Administrative Agent that, as of the date set forth herein, the statements, representations and warranties attached on Schedules 1 through ___ attached hereto are true and correct.

     Dated as of the ____ day of _________________, _____.


                                        MERITAGE CORPORATION, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT "B-1
        RLC BORROWING BASE INVENTORY REPORT AS OF MONTH ENDING __________
                RE: MERITAGE CORPORATION, A MARYLAND CORPORATION

                                                   Inventory                Total GAAP                       RLC
                                          -----------------------------   Cost (or units)  Advance Rate    Borrowing
                                          Arizona   California   Texas    (Unencumbered)    (Or Max. %)      Base
                                          -------   ----------   -----    --------------    -----------    ---------
LAND OWNED
  Entitled Land (owned 3-12 months) In $                                                           30%
                                          -------     -------   -------       -------         -------        -------
  Entitled Land (owned 0-3 months) In $                                                            60%
                                          -------     -------   -------       -------         -------        -------
  Entitled Developing Land In $                                                                    60%
                                          -------     -------   -------       -------         -------        -------
  Finished Lots In $                                                                               60%
                                          -------     -------   -------       -------         -------        -------
  SUBTOTALS
                                                                                                            $
                                                                                                             -------
DETACHED SF UNIT INVENTORY
  Models** in $                                                                                    80%      $
                                          -------     -------   -------       -------         -------        -------
  Spec*** in $                                                                                   ****       $         (not to exceed
                                          -------     -------   -------       -------         -------        -------  lesser of $20M
                                                                                                                      or 30% of sale
                                                                                                                      value of prior
                                                                                                                      4 quarter
                                                                                                                      backlog)
  Subtotal of Model/Spec. Inv. in $                                                                         $
                                                                                                             -------
  Backlog in $ -
    Prev. Qtr. End
                                          -------     -------   -------       -------         -------
  Presold in $                                                                                     90%
                                          -------     -------   -------       -------         -------        -------
  Subtotals (GAAP Cost of Construction and RLC Borrowing Base)               $                              $
                                                                              -------                        -------
TOTAL GAAP COST  & RLC
   BORROWING BASE                                                                                                     Total RLC
                                          -------     -------   -------       -------         -------        -------  Borrowing Base
Less:

  OTHER OUTSTANDING SENIOR UNSECURED DEBT (INCLUDING ISSUED AND UNDRAWN LETTERS
  OF CREDIT) (other than the Senior Notes)

  a) Lender Name                                                                                       less: _______
  b) Lender Name                                                                                       less: _______
  c) Lender Name                                                                                       less: _______

  SUBORDINATED DEBT IN EXCESS OF $20,000,000                                                           less: _______

  ISSUED AND UNDRAWN  LETTERS OF CREDIT UNDER THE SUBJECT FACILITY (UP TO $0)                          less: _______

RLC Borrowing Base Available for RLC Advances (NTE $15,000,000 facility cap
less issued & undrawn letters of credit).                                                                   $_______ available

Footnotes:

*No more than $8,000,000 Entitled Developing Land costs in any Subdivision.
**No more than 6 Units per Subdivision in $.
***No more than 15 Units in California, 12 Units elsewhere per Subdivision in $. ****80% for 12 months after completion, 70% for next 6 months, 50% for next 6 months, 0% thereafter.

     Pursuant to Section 7.1(f) of that Credit Agreement dated as of September 17, 1999 (the "Agreement") among the undersigned as Borrower, the Banks named therein and California Bank & Trust, a California banking corporation, the undersigned hereby certifies to the Administrative Agent that the foregoing information on this RLC Borrowing Base Inventory Report as of month ending _______________ is true and correct and was provided from financial information prepared according to GAAP, consistently applied. All capitalized undefined terms used herein have the meaning given them in the Agreement.

                                        MERITAGE CORPORATION, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                                                        BORROWER

                                  EXHIBIT "B-2"

                    RLC BORROWING BASE COMPLIANCE CERTIFICATE

                         as of month ending ___________

                            Re: MERITAGE CORPORATION,
                             a Maryland corporation

     Pursuant to Section 7.1(f) of that Credit Agreement dated as of September 17, 1999 (the "Agreement") among the undersigned, as Borrower, the Banks named therein, and California Bank & Trust, a California banking corporation (the "Administrative Agent"), the Borrower certifies as follows with respect to that RLC Borrowing Base Inventory Report of even date herewith (the "Report") that:

     1. All Inventory shown on the Report is located in a Qualified State.

     2. All Inventory shown on the Report is located in a Qualified Subdivision.

     3. All Inventory shown on the Report is either owned by Borrower or by a Guarantor and is free of any Mortgage Lien, and for which the Guarantor or Borrower, as applicable, has received a Qualified Title Policy.

     4. The sum of the Senior Unsecured Debt shown on the Report plus the outstanding letters of credit under the RLC plus Subordinated Debt in excess of $20,000,000 and the outstanding RLC Advances is not more than the lesser of the Total RLC Borrowing Base shown on the Report or the RLC Commitment.

     5. Borrower or, if applicable, the Subsidiary, has received lien waivers for all construction work in process with respect to the property.

     6. No more than $8,000,000 in Entitled Developing Land costs in any single Subdivision is included in the RLC Borrowing Base.

     7. Entitled Land was added to the RLC Borrowing Base within the past 12 months.

     The undersigned each hereby certifies to the Administrative Agent that the foregoing information on this RLC Borrowing Base Compliance Certificate as of month ending _______________ is true and correct and was provided from financial information prepared according to GAAP, consistently applied. All capitalized undefined terms used herein have the meaning given them in the Agreement.

                                        MERITAGE CORPORATION, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                                                        BORROWER

                                   EXHIBIT "C"

                            REVOLVING PROMISSORY NOTE


$_____________                                                  Phoenix, Arizona

                                                              ------------------

     FOR  VALUE  RECEIVED,  the  undersigned  (hereinafter  collectively  called
"Maker"),       promises       to      pay      to      the       order       of
____________________________________________________  (the  "Payee";  Payee  and
each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at the office of CALIFORNIA BANK & TRUST, a California banking corporation (the
"Administrative Agent"), at Central Note Department, 9775 Clairemont Mesa Boulevard, San Diego, California 92124, or at such other place as Holder may from time to time designate in writing, the principal sum of _________________________ ____________________________________ AND NO/100
DOLLARS ($_________________) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) for the actual number of days elapsed from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

          A. Interest shall accrue on the unpaid principal of each RLC Advance at the Variable Rate.

          B. Interest shall be due and payable on each Payment Date.

          C. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the RLC Maturity Date.

     The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and re-advanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Credit Agreement, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

     Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

     Payments are to be made no later than 11:00 a.m. California time on the date when due. If payment is ten (10) days or more late, Maker will be charged five percent (5.0%) of the regularly scheduled payment. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

     Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine in its sole discretion.

     This Note is issued pursuant to that Credit Agreement (the "Credit Agreement") dated as of September 17, 1999 among Maker, the Banks named therein from time to time and the Administrative Agent. The capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Credit Agreement.

     Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the occurrence of any Event of Default.

     Upon an Event of Default, including failure to pay upon final maturity, Holder, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note three (3.00) percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

     Maker shall have the option to prepay this Note, in full or in part, as provided in the Credit Agreement.

     Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

     Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

     In addition, each Surety waives and agrees not to assert: (a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, ET SEQ., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of this Note; and (g) the benefits of any statutory provision limiting the right of Holder to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of this Note, after any foreclosure or trustee's sale of any security for this Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814. Until payment in full of this Note and Holder has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

     Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

     All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Credit Agreement for the giving of notices.

     This Note shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

     JURY WAIVER. THE UNDERSIGNED AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE

A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH, OR OTHERWISE RELATING TO, THE INDEBTEDNESS EVIDENCED HEREBY (TOGETHER WITH THIS NOTE, THE "RELATED DOCUMENTS"). THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

     IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                        MERITAGE CORPORATION, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                   EXHIBIT "D"

                        SUBDIVISION ADMISSION CERTIFICATE

                            RE: MERITAGE CORPORATION,
                             A MARYLAND CORPORATION


     Reference is made to that certain Credit Agreement dated September 17, 1999 (the "Credit Agreement"), among the undersigned, as Borrower, the Banks named therein, and California Bank & Trust, a California banking corporation (the "Administrative Agent"). Except as otherwise provided herein, all terms defined in the Credit Agreement shall have the same meaning when used in this Subdivision Eligibility Certificate.

     Borrower certifies to the Banks and the Administrative Agent that, as of the date set forth herein, the following statements, representations and warranties are true and correct as to the Subdivision submitted to the Administrative Agent for approval as a Qualified Subdivision.

1.   ASSET DESCRIPTION

     PMSA/City: _______________________________________    State: ______________

     Subdivision Name: _________________________________________________________

2.   DUE DILIGENCE COMPLETED (Y/N)

     _____    Soils and Engineering Report

     _____ Approved Phase I Report or Environmental Questionnaire (if required)

     _____    Approved Phase II Report (if required)

              _____ Remediation completed by licensed environmental engineer

     _____    Subdivision Plat Map approved by applicable municipality

              _____    Final

              _____    Preliminary

     _____    Title Insurance

              _____    Owner

3.   LIENS AND ENCUMBRANCES

     _____    No Liens and Encumbrances in violation of the Credit Agreement

Dated as of the ____ day of _________________.

                                        MERITAGE CORPORATION, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "E"

                              CONTINUING GUARANTEE


TO:  California Bank & Trust as Administrative Agent for the Banks

     1. For valuable consideration, the undersigned (hereinafter called "Guarantor"), whose address is set forth after Guarantor's signature below, jointly and severally, and unconditionally, guarantees and promises to pay to the Banks (hereinafter collectively called "Lender") listed in that Credit Agreement dated as of September 17, 1999 among the Administrative Agent, the Lender and the hereinafter defined Borrower, or order, on demand, in lawful money of the United States, any and all indebtedness of MERITAGE CORPORATION, a Maryland corporation (hereinafter called "Borrower") to Lender. If more than one Borrower is named herein, or if this Guarantee is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor" respectively shall mean all and any one or more of them, severally and collectively. The word "indebtedness" is used in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower is liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable, exclusive, however, of any indebtedness of Borrower to Lender presently covered by existing guaranties executed by Guarantor, but without derogation to such existing guaranties, if any, which are hereby ratified and reaffirmed.

     2. The liability of Guarantor hereunder shall not exceed at any one time the sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) for principal, plus all interest thereon and all attorneys' fees and other costs and expenses incurred by Lender in collecting, compromising or enforcing the indebtedness or in protecting or preserving any security for the indebtedness. Lender may permit the indebtedness of Borrower to exceed such maximum liability without impairing the obligation of Guarantor hereunder. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder, unless written notice to that effect is actually received by Lender at or prior to the time of such payment. Any payment by or recovery from Borrower, any other guarantor or any security shall be credited first to that portion of the indebtedness which exceeds the maximum obligation of Guarantor hereunder.

     3. (a) This is a continuing guarantee that shall remain in full force and effect and includes all indebtedness arising under future transactions or under successive transactions which either continue then existing indebtedness or from time to time renew it after it has been satisfied, but shall not apply to any indebtedness created after actual receipt by Lender of written notice of the revocation of this Guarantee as to future transactions. Any such revocation of this Guarantee at any time by any Guarantor as to future transactions shall not affect the liability of any other guarantor for indebtedness of Borrower and shall not affect the liability of that Guarantor or any other guarantor for indebtedness incurred or credit committed by Lender to Borrower prior to the effective time of that revocation; this Guarantee shall remain in full force and effect as to all such indebtedness. The death of any Guarantor shall not operate as a revocation of liability hereunder of the estate of that Guarantor for indebtedness created or incurred or credit committed by Lender to Borrower subsequent to such death until actual receipt by Lender of written notice of the death of that Guarantor. Guarantor waives notice of revocation given by any other guarantor.

          (b) Guarantor agrees that to the extent Borrower or Guarantor makes any payment to Lender in connection with the indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guarantee shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Lender, the indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

     4. Guarantor is providing this Guarantee at the instance and request of Borrower to induce Lender to extend or continue financial accommodations to Borrower. Guarantor hereby represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Borrower that Guarantor deems relevant to the obligations of Guarantor hereunder and hereby waives and fully discharges Lender from any and all obligations to communicate to Guarantor any information whatsoever regarding Borrower or Borrower's financial condition or business affairs.

     5. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, Guarantor or other guarantors; (c) take and hold security for the payment of this Guarantee or the indebtedness, and enforce, exchange, substitute, subordinate, waive or release any such security; (d) proceed against such security and direct the order or manner of sale of such security as Lender in its discretion may determine; and (e) apply any and all payments from Borrower, Guarantor or any other guarantor, or recoveries from such security, in such order or manner as Lender in its discretion may determine.

     6. Guarantor waives and agrees not to assert: (a) any right to require Lender to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the indebtedness, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guarantee; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Lender;
(e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, ET SEQ.;
(f) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for the indebtedness; and (g) the benefits of any statutory provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the indebtedness, after any foreclosure or trustee's sale of any security for the indebtedness, including without limitation the benefits, if any, to Guarantor of A.R.S. Section 33-814. Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy which Lender now has, or may hereafter have, against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

     7. All existing and future indebtedness of Borrower to Guarantor is hereby subordinated to the indebtedness of Borrower to Lender and such indebtedness of Borrower to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee.

     8. In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Guarantor given to Lender by law, Lender shall have a lien and a right of setoff against, and Guarantor hereby grants to Lender a security interest in, all monies, securities and other property of Guarantor now and hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, or for safekeeping or otherwise; every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing.

     9. If Borrower is a corporation or partnership, it is not necessary for Lender to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     10. Guarantor agrees to pay all attorneys' fees and all other costs and expenses which may be incurred by Lender in enforcing this Guarantee.

     11. The obligations of Guarantor hereunder are joint and several if Guarantor is more than one person or entity, are separate and independent of the obligations of Borrower and of any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any action or actions. The obligations of Guarantor hereunder shall survive and continue in full force and effect until payment in full of the indebtedness is actually received by Lender, notwithstanding any release or termination of Borrower's liability by express or implied agreement with Lender or by operation of law and notwithstanding that the indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of Lender. For purposes of this Guarantee, the indebtedness shall be deemed to be paid only to the extent that Lender actually receives immediately available funds and to the extent of any credit bid by Lender at any foreclosure or trustee's sale of any security for the indebtedness.

     12. This Guarantee sets forth the entire agreement of Guarantor and Lender with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by Lender to Guarantor. No modification or waiver of any provision of this Guarantee or any right of Lender hereunder and no release of Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of Lender.

     13. This Guarantee shall inure to the benefit of Lender and its successors and assigns and shall be binding upon Guarantor and its heirs, personal representatives, successors and assigns. Lender may assign this Guarantee in whole or in part without notice.

     14. This Guarantee shall be governed by and construed according to the laws of the State of Arizona.

     15. Guarantor represents and warrants to Lender that: (a) (if Guarantor is not a natural person) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) Guarantor has full capacity and authority to execute, deliver and perform this Guarantee, and the execution, delivery and performance of this Guarantee will not (i) violate any law or regulation, (ii) (if Guarantor is not a natural person) violate any provision of Guarantor's organizational documents, (iii) violate or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's properties may be bound, (iv) violate any order of any court, tribunal or governmental agency binding on Guarantor or any of Guarantor's properties, or (v) result in the creation or imposition of any lien of any nature whatsoever on any of Guarantor's properties or assets, (c) no approval or consent of, or filing or registration with, any federal, state or local regulatory authority is required in connection with the execution, delivery and performance of this Guarantee; and (d) this Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms. These representations and warranties shall survive the execution of this Guarantee. As used in this paragraph, "insolvent" means the present fair saleable value of assets is less than the probable amount required to be paid on existing debts when and as they mature.

     16. JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE UNDERSIGNED AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

     IN WITNESS WHEREOF these presents are executed as of the _____ day of ________________, 19___.

                                        GUARANTOR:



                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Its:
                                       -----------------------------------------

                                  Address: 6613 North Scottsdale Road, Suite 200
                                           Scottsdale, Arizona 85250

                                   EXHIBIT "F"

                            ASSIGNMENT AND ACCEPTANCE

                              ______________, 19___


     Reference is made to the Credit Agreement dated as of September 17, 1999 (the "Credit Agreement"), among MERITAGE CORPORATION, a Maryland corporation (the "Borrower"), the lenders named therein (the "Banks") and CALIFORNIA BANK & TRUST, a California banking corporation, as Administrative Agent for the Banks (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.1 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, and (ii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Details Reply Form in the form of Exhibit "G" to the Credit Agreement.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Arizona.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notice:

Effective Date of Assignment (may not
be fewer than 5 Business Days after the
Date of Assignment):

                                         Percentage  Assigned of Commitment (set
                                         forth,  to at  least 8  decimals,  as a
                                         percentage  of the  Commitment  and the
                                         aggregate   Commitments  of  all  Banks
                                         thereunder)

             Principal Amount Assigned

Commitment   $_______________            ________%
Assigned:

Loans:

Fees Assigned
(if any):

The terms set forth above and
on the reverse side hereof are
hereby agreed to:                                      Accepted

______________, as Assignor             ________________________________________


By _______________________________      By _____________________________________

     Its _________________________           Its _______________________________


______________, as Assignor


By _______________________________      By _____________________________________

     Its _________________________           Its _______________________________

                                   EXHIBIT "G"

                        ADMINISTRATIVE DETAILS REPLY FORM


Re:  Loans for Meritage Corporation


1.   NAME OF ENTITY FOR SIGNATURE PAGE: ________________________________________

2.   NAME OF ENTITY AS IT SHOULD
     APPEAR IN ANY PUBLICITY:           ________________________________________
     (if different than above)

3.   NAME OF PERSON TO RECEIVE DRAFT
     CREDIT AGREEMENT AT BANK:          ________________________________________

4.   NAME OF PERSON TO SIGN
     CREDIT AGREEMENT:                  ________________________________________

5.   CONTACTS:           CREDIT CONTRACT    OPERATIONS CONTACT    LEGAL COUNSEL

     Name:               _______________      _______________    _______________

     Title:              _______________      _______________    _______________

     Address:            _______________      _______________    _______________

                         _______________      _______________    _______________

                         _______________      _______________    _______________

     Telephone:          _______________      _______________    _______________

     Facsimile #:        _______________      _______________    _______________

     Telex #:            _______________      _______________    _______________

     Answerback:         _______________      _______________    _______________

6.   PAYMENT INSTRUCTIONS:

     Method of Payment:  Fedwire ________________   Chips ______________________

     Pay to:             _______________________________________________________

     Name of Bank:       _______________________________________________________

     City, State, Zip:   _______________________________________________________

     ABA Number:         _____________________  Reference: _____________________

     Account Number:     _____________________  Account Name: __________________

     Attention:          _______________________________________________________

                                       -2-